                                                                     EXHIBIT 4.1











                           CPL TRANSITION FUNDING LLC,

                                  Note Issuer,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                Indenture Trustee



                                   ----------

                                    INDENTURE

                          Dated as of February 7, 2002

                                   ----------

                               Issuable in Series

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I                  Definitions and Incorporation by Reference.............................................3
     SECTION 1.01.         Definitions............................................................................3
     SECTION 1.02.         Incorporation by Reference of Trust Indenture Act......................................3
     SECTION 1.03.         Rules of Construction..................................................................3

ARTICLE II                 The Notes..............................................................................4
     SECTION 2.01.         Form...................................................................................4
     SECTION 2.02.         Denominations; Notes Issuable in Series................................................4
     SECTION 2.03.         Execution, Authentication and Delivery.................................................6
     SECTION 2.04.         Temporary Notes........................................................................6
     SECTION 2.05.         Registration; Registration of Transfer and Exchange of Notes...........................6
     SECTION 2.06.         Mutilated, Destroyed, Lost or Stolen Notes.............................................8
     SECTION 2.07.         Persons Deemed Owner...................................................................8
     SECTION 2.08.         Payment of Principal, Premium, if any, and Interest; Interest on Overdue
                               Principal; Principal, Premium, if any, and Interest Rights Preserved...............9
     SECTION 2.09.         Cancellation..........................................................................10
     SECTION 2.10.         Outstanding Amount; Authentication and Delivery of Notes..............................10
     SECTION 2.11.         Book-Entry Notes......................................................................19
     SECTION 2.12.         Notices to Clearing Agency............................................................20
     SECTION 2.13.         Definitive Notes......................................................................20
     SECTION 2.14.         CUSIP Number..........................................................................21
     SECTION 2.15.         Letter of Representations.............................................................21
     SECTION 2.16.         Special Terms Applicable to Subsequent Transfers of Certain Notes.....................21
     SECTION 2.17.         Tax Treatment.........................................................................21
     SECTION 2.18.         State Pledge..........................................................................22
     SECTION 2.19.         Security Interests....................................................................22

ARTICLE III                Covenants.............................................................................24
     SECTION 3.01.         Payment of Principal, Premium, if any, and Interest...................................24
     SECTION 3.02.         Maintenance of Office or Agency.......................................................24
     SECTION 3.03.         Money for Payments To Be Held in Trust................................................24
     SECTION 3.04.         Existence.............................................................................26
     SECTION 3.05.         Protection of Note Collateral.........................................................26
     SECTION 3.06.         Opinions as to Note Collateral........................................................27
     SECTION 3.07.         Performance of Obligations; Servicing; SEC Filings....................................27
     SECTION 3.08.         Certain Negative Covenants............................................................29
     SECTION 3.09.         Annual Statement as to Compliance.....................................................30
     SECTION 3.10.         Note Issuer May Consolidate, etc., Only on Certain Terms..............................30
     SECTION 3.11.         Successor or Transferee...............................................................32
     SECTION 3.12.         No Other Business.....................................................................33
     SECTION 3.13.         No Borrowing..........................................................................33

     SECTION 3.14.         Servicer's Obligations................................................................33
     SECTION 3.15.         Guarantees, Loans, Advances and Other Liabilities.....................................33
     SECTION 3.16.         Capital Expenditures..................................................................33
     SECTION 3.17.         Restricted Payments...................................................................33
     SECTION 3.18.         Notice of Events of Default...........................................................34
     SECTION 3.19.         Further Instruments and Acts..........................................................34
     SECTION 3.20.         Purchase of Subsequent Transition Property............................................34
     SECTION 3.21.         Inspection............................................................................35
     SECTION 3.22.         Sale Agreement, Intercreditor Agreement and Servicing Agreement Covenants.............36
     SECTION 3.23.         Taxes.................................................................................37

ARTICLE IV                 Satisfaction and Discharge; Defeasance................................................37
     SECTION 4.01.         Satisfaction and Discharge of Indenture; Defeasance...................................37
     SECTION 4.02.         Conditions to Defeasance..............................................................38
     SECTION 4.03.         Application of Trust Money............................................................40
     SECTION 4.04.         Repayment of Moneys Held by Paying Agent..............................................40

ARTICLE V                  Remedies..............................................................................40
     SECTION 5.01.         Events of Default.....................................................................40
     SECTION 5.02.         Acceleration of Maturity; Rescission and Annulment....................................42
     SECTION 5.03.         Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.............43
     SECTION 5.04.         Remedies; Priorities..................................................................44
     SECTION 5.05.         Optional Preservation of the Note Collateral..........................................45
     SECTION 5.06.         Limitation of Suits...................................................................46
     SECTION 5.07.         Unconditional Rights of Holders To Receive Principal, Premium, if any, and
                               Interest..........................................................................46
     SECTION 5.08.         Restoration of Rights and Remedies....................................................47
     SECTION 5.09.         Rights and Remedies Cumulative........................................................47
     SECTION 5.10.         Delay or Omission Not a Waiver........................................................47
     SECTION 5.11.         Control by Holders....................................................................47
     SECTION 5.12.         Waiver of Past Defaults...............................................................48
     SECTION 5.13.         Undertaking for Costs.................................................................48
     SECTION 5.14.         Waiver of Stay or Extension Laws......................................................48
     SECTION 5.15.         Action on Notes.......................................................................49
     SECTION 5.16.         Performance and Enforcement of Certain Obligations....................................49

ARTICLE VI                 The Indenture Trustee.................................................................49
     SECTION 6.01.         Duties of Indenture Trustee...........................................................49
     SECTION 6.02.         Rights of Indenture Trustee...........................................................51
     SECTION 6.03.         Individual Rights of Indenture Trustee................................................52
     SECTION 6.04.         Indenture Trustee's Disclaimer........................................................52
     SECTION 6.05.         Notice of Defaults....................................................................52
     SECTION 6.06.         Reports by Indenture Trustee to Holders...............................................52
     SECTION 6.07.         Compensation and Indemnity............................................................53
     SECTION 6.08.         Replacement of Indenture Trustee......................................................53

     SECTION 6.09.         Successor Indenture Trustee by Merger.................................................54
     SECTION 6.10.         Appointment of Co-Trustee or Separate Trustee.........................................55
     SECTION 6.11.         Eligibility; Disqualification.........................................................56
     SECTION 6.12.         Preferential Collection of Claims Against Note Issuer.................................56
     SECTION 6.13.         Representations and Warranties of Indenture Trustee...................................56
     SECTION 6.14.         Annual Report by Independent Public Accountants.......................................56
     SECTION 6.15.         Custody of Note Collateral............................................................57

ARTICLE VII                Holders' Lists and Reports............................................................57
     SECTION 7.01.         Note Issuer To Furnish Indenture Trustee Names and Addresses of Holders...............57
     SECTION 7.02.         Preservation of Information;  Communications to Holders...............................57
     SECTION 7.03.         Reports by Note Issuer................................................................58
     SECTION 7.04.         Reports by Indenture Trustee..........................................................58

ARTICLE VIII               Accounts, Disbursements and Releases..................................................59
     SECTION 8.01.         Collection of Money...................................................................59
     SECTION 8.02.         Collection Account and REP Deposit Accounts...........................................59
     SECTION 8.03.         General Provisions Regarding the Collection Account...................................63
     SECTION 8.04.         Release of Note Collateral............................................................64
     SECTION 8.05.         Opinion of Counsel....................................................................64
     SECTION 8.06.         Reports by Independent Accountants....................................................65

ARTICLE IX                 Supplemental Indentures...............................................................65
     SECTION 9.01.         Supplemental Indentures Without Consent of Holders....................................65
     SECTION 9.02.         Supplemental Indentures with Consent of Holders.......................................66
     SECTION 9.03.         PUCT Condition........................................................................68
     SECTION 9.04.         Execution of Supplemental Indentures..................................................69
     SECTION 9.05.         Effect of Supplemental Indenture......................................................69
     SECTION 9.06.         Conformity with Trust Indenture Act...................................................70
     SECTION 9.07.         Reference in Notes to Supplemental Indentures.........................................70

ARTICLE X                  Redemption of Notes...................................................................70
     SECTION 10.01.        Optional Redemption by Note Issuer....................................................70
     SECTION 10.02.        Form of Optional Redemption Notice....................................................71
     SECTION 10.03.        Notes Payable on Optional Redemption Date.............................................72
     SECTION 10.04.        Notes Redeemed in Part................................................................72

ARTICLE XI                 Miscellaneous.........................................................................72
     SECTION 11.01.        Compliance Certificates and Opinions, etc.............................................72
     SECTION 11.02.        Form of Documents Delivered to Indenture Trustee......................................74
     SECTION 11.03.        Acts of Holders.......................................................................74
     SECTION 11.04.        Notices, etc., to Indenture Trustee, Note Issuer and Rating Agencies..................75
     SECTION 11.05.        Notices to Holders; Waiver............................................................76
     SECTION 11.06.        Notices to Luxembourg Stock Exchange..................................................76
     SECTION 11.07.        Conflict with Trust Indenture Act.....................................................77

     SECTION 11.08.        Effect of Headings and Table of Contents..............................................77
     SECTION 11.09.        Successors and Assigns................................................................77
     SECTION 11.10.        Severability..........................................................................77
     SECTION 11.11.        Benefits of Indenture.................................................................77
     SECTION 11.12.        Legal Holidays........................................................................77
     SECTION 11.13.        GOVERNING LAW.........................................................................77
     SECTION 11.14.        Counterparts..........................................................................78
     SECTION 11.15.        Recording of Indenture................................................................78
     SECTION 11.16.        Note Issuer Obligation................................................................78
     SECTION 11.17.        No Recourse to Note Issuer............................................................78
     SECTION 11.18.        Inspection............................................................................78
     SECTION 11.19.        No Petition...........................................................................79
     SECTION 11.20.        Intercreditor Agreement...............................................................79


EXHIBIT A     --      Form of Notes
EXHIBIT B     --      Form of Issuance Certificate
EXHIBIT C     --      Form of Series Supplement
EXHIBIT D     --      Form of Representation Letter
EXHIBIT E     --      Form of ERISA Representation Letter

                  INDENTURE dated as of February 7, 2002, between CPL TRANSITION FUNDING LLC, a Delaware limited liability company (the "Note Issuer"), and U.S. Bank National Association, a national banking association, as trustee (the "Indenture Trustee").

                  In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other and each of the
Holders:

                           RECITALS OF THE NOTE ISSUER

                  The Note Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of Notes issuable in Series hereunder, each Series to be of substantially the tenor set forth herein and in the respective Issuance Certificate or Series Supplement, if any, relating to each such Series of Notes.

                  The Notes shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the Transition Property and the other Note Collateral. If and to the extent that such proceeds of Transition Property and the other Note Collateral are insufficient to pay all amounts owing with respect to the Notes, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Note Issuer, and the Holders, by their acceptance of the Notes, waive any such Claim.

                  All things necessary to (a) make the Notes, when executed by the Note Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Note Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Note Issuer, in each case, in accordance with their respective terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That the Note Issuer, in consideration of the premises herein contained and of the purchase of the Notes by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Notes, the payment of all other amounts due under or in connection with this Indenture and the performance and observance of all of the covenants and conditions contained herein or in such Notes, has hereby executed and delivered this Indenture and by these presents does hereby convey, grant and assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Holders, all and singular the property hereinafter described (hereinafter referred to as the "Note Collateral"), to wit:

                                 GRANTING CLAUSE

                  The Note Issuer hereby Grants to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes from time to time issued and outstanding, all of the Note Issuer's right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Transition Property created under and pursuant to the Initial Financing Order, and transferred by the Seller to the Note Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive Transition Charges, all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Charges authorized in the Initial Financing Order and any Tariffs filed pursuant thereto and any contractual rights to collect such Transition Charges from Customers and REPs), (b) all Transition Property created under and pursuant to any Subsequent Financing Order, and transferred by the Seller to the Note Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive Transition Charges, all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Charges authorized in such Subsequent Financing Order and any Subsequent Tariffs filed pursuant thereto and any contractual rights to collect such Transition Charges from Customers and
REPs), (c) all Transition Charges, (d) the Sale Agreement and each Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and such Bills of Sale, (e) the Servicing Agreement and any subservicing, agency, intercreditor or collection agreements executed in connection therewith, including any Intercreditor Agreement, (f) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (g) any Swap Agreement or other interest rate exchange agreement which is executed in connection with the issuance of Floating Rate Notes, if any, (h) all rights to compel the Servicer to file for and obtain adjustments to the Transition Charges in accordance with Section
39.307 of the Securitization Law, the Initial Financing Order or any Subsequent Financing Order or any Tariff or Subsequent Tariff filed in connection therewith, (i) all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of REPs pursuant to any Financing Order or Tariff, including investment earnings thereon and all amounts on deposit in the REP Deposit Accounts; (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Transition Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (k) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations, (l) all other property of whatever kind owned from time to time by the Issuer and (m) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute Note Collateral: (i) cash that has been released pursuant to Section 8.02(e)(xiv) following retirement of all Outstanding Series of Notes, (ii) amounts deposited with the Note Issuer on any Series Issuance Date, including the Closing Date, for payment of costs of issuance with respect to the related Series (together with any interest earnings thereon) and (iii) amounts released to the Note Issuer pursuant to Section 8.02(e)(xii), it being understood that such amounts described in clauses (i),
(ii) and (iii) above shall not be subject to Section 3.17.

                  The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, and to secure compliance with the provisions of this Indenture with respect to the Notes, all as provided in this Indenture. This Indenture constitutes a security agreement within the meaning of the Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

                  The Indenture Trustee, as trustee on behalf of the Holders, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

                  AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Notes are to be issued, countersigned and delivered and that all of the Note Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Note Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Holders, as follows:

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Note Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                    The Notes

                  SECTION 2.01. Form. The Notes and the Indenture Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Issuance Certificate or Series Supplement, if any, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Denominations; Notes Issuable in Series. The Notes shall be issuable in the Minimum Denomination specified in the applicable Issuance Certificate or Series Supplement, if any, and, except as otherwise provided in such Issuance Certificate or Series Supplement, if any, in integral multiples thereof.

                  The Notes may, at the election of and as authorized by a Responsible Officer of the Note Issuer, be issued in one or more Series (each comprised of one or more Classes), and shall be designated generally as the "Transition Notes" of the Note Issuer, with such further particular designations added or incorporated in such title for the Notes of any particular Series or Class as a Responsible Officer of the Note Issuer may determine. Each Note shall bear upon its face the designation so selected for the Series or Class to which it belongs. All Notes of the same Series shall be identical in all respects except for the denominations thereof, unless such Series is comprised of one or more Classes, in which case all Notes of the same Class shall be identical in all respects except for the denominations thereof. All Notes of a particular Series or, if such Series is comprised of one or more Classes, all Notes of a particular Class thereof, in each case issued under this Indenture, shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

                  Each Series of Notes shall be created by an Issuance Certificate or Series Supplement, as the case may be, authorized by a Responsible Officer of the Note Issuer and establishing the terms and provisions of such Series. The several Series and Classes thereof may differ as between Series and Classes, in respect of any of the following matters:

                  (1) designation of the Series and, if applicable, the Classes thereof;

                  (2) the principal amount;

                  (3) the Note Interest Rate;

                  (4) the Payment Dates;

                  (5) the Scheduled Payment Date;

                  (6) the Expected Final Payment Date;

                  (7) the Final Maturity Date;

                  (8) the Series Issuance Date;

                  (9) the place or places for the payment of interest, principal and premium, if any;

                  (10) the Minimum Denominations;

                  (11) the Expected Amortization Schedule;

                  (12) provisions with respect to the definitions set forth in Appendix A hereto;

                  (13) whether or not the Notes of such Series are to be Book-Entry Notes and the extent to which Section 2.11 should apply;

                  (14) any redemption provisions applicable to the Notes of such Series and the price or prices at which and the terms and conditions upon which Notes of such Series shall be redeemed or purchased;

                  (15) to the extent applicable, the extent to which payments on the Notes of the related Series are subordinate to or pari passu in right of payment of principal and interest to other Notes; and

                  (16) any other provisions expressing or referring to the terms and conditions upon which the Notes of the applicable Series or Class are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

                  SECTION 2.03. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Note Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Note Issuer shall bind the Note Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Note Issuer may deliver Notes executed by the
Note Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  SECTION 2.04. Temporary Notes. Pending the preparation of Definitive Notes pursuant to Section 2.13, the Note Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  If Temporary Notes are issued, the Note Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the office or agency of the Note Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Notes, the Note Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                  SECTION 2.05. Registration; Registration of Transfer and Exchange of Notes. The Note Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Note Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Note Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                  If a Person other than the Indenture Trustee is appointed by the Note Issuer as Note Registrar, the Note Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of such Notes.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Note Issuer to be maintained as provided in Section 3.02, the Note Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any Minimum Denominations, of the same Series (and, if applicable, Class) and aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes in any Minimum Denominations, of the same Series (and, if applicable, Class) and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Note Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Note Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Notes (except as may be required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Notes listed thereon), but the Note Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.04, 9.06 or 10.04 not involving any transfer.

                  The preceding provisions of this Section notwithstanding, the
Note Issuer shall not be required to make, except to the extent otherwise required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Notes listed thereon, and the Note Registrar need not register transfers or exchanges (i) of Notes that have been selected for redemption pursuant to Article X or the terms of such Notes as set forth in the related Issuance Certificate or Series Supplement, as the case may be, creating such Series of Notes, (ii) of any Note that has been submitted within 15 days preceding the due date for any payment with respect to such Note or
(iii) of Unregistered Notes unless Section 2.16 has been complied with in connection with such transfer or exchange.

                  SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If
(i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Note Issuer and the Indenture Trustee harmless, then the Note Issuer shall execute and, upon its written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like Series (and, if applicable, Class), tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Note Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Optional Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Note Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Note Issuer or the Indenture Trustee in connection therewith.

                  Upon the issuance of any replacement Note under this Section, the Note Issuer and/or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Note Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Note Issuer, the Indenture Trustee, the Note Registrar and any agent of the Note Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Note Issuer, the Indenture Trustee nor any agent of the Note Issuer or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved. (a) The Notes shall accrue interest as provided in the related Issuance Certificate or Series Supplement, if any, at the applicable
Note Interest Rate specified therein, and such interest shall be payable on each Payment Date as specified therein. Any installment of interest, principal or premium, if any, payable on any Note which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date or in such other manner as may be provided in the related Issuance Certificate or Series Supplement, if any, except that (i) upon application to the Indenture Trustee by any Holder owning Notes of any Class in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) with respect to Book Entry Notes payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Note unless and until such Global Note is exchanged for Definitive Notes (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Note on a Payment Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

                  (b) The principal of each Note of each Series (and, if applicable, Class) shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in the related Issuance Certificate or Series Supplement, if any; provided that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Amortization Schedule. Failure to pay principal in accordance with such Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes of a Series shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing with respect to such Series, if the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Notes of any Series shall be made pro rata to the Holders entitled thereto unless otherwise provided in the related Issuance Certificate or Series Supplement, if any, with respect to any Class of Notes included in such Series. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Note Issuer expects that the final installment of principal of and premium, if any, and interest on such Note will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment, which, so long as any Notes are listed on the Luxembourg Stock Exchange, shall include the office of the paying agent in Luxembourg appointed pursuant to Section 3.02. Notices in connection with redemptions of Notes shall be mailed to Holders as provided in
Section 10.02.

                  (c) If interest on the Notes of any Series is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Note Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date, which date shall be at least fifteen Business Days prior to the Special Payment Date. The Note Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least 10 days before any such Special Record Date, the
Note Issuer shall mail to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

                  SECTION 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Note Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Note Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

                  SECTION 2.10. Outstanding Amount; Authentication and Delivery of Notes. The aggregate Outstanding Amount of Notes that may be authenticated and delivered under this Indenture shall be unlimited.

                  Notes of each Series created and established by an Issuance Certificate or Series Supplement, if any, may from time to time be executed by the Note Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Note Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the
Note Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of a Note or Notes of such Series:

                  (1) Note Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Notes by the Indenture Trustee and specifying the principal amount of Notes to be authenticated.

                  (2) Authorizations. Copies of (i) the PUHCA Order which shall be in full force and effect and (ii) a Financing Order related to such Series which shall be in full force and effect and be Final.

                  (3) Opinions. (a) An Opinion of Counsel of external counsel that the applicable Financing Order and the PUHCA Order are each in full force and effect, that the applicable Financing Order is Final and that no other authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid issuance, authentication and delivery of such Notes, except for such registrations as are required under the "Blue Sky" and securities laws of any State or such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

                  (b) An Opinion of Counsel of external counsel that no authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Note Issuer of each of the Basic Documents to which the Note Issuer is a party and that is executed and delivered in connection with such Note issuance, except for such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

                  (4) Authorizing Certificate. An Officer's Certificate, dated the Series Issuance Date, of the Note Issuer certifying that (i) the
         Note Issuer has duly authorized the execution and delivery of this Indenture and the related Issuance Certificate or Series Supplement, as the case may be, and the execution and delivery of the Notes of such Series and (ii) that the Issuance Certificate or Series Supplement, as the case may be, for such Series of Notes is in the form attached thereto, which Issuance Certificate or Series Supplement, as the case may be, shall comply with the requirements of Section 2.02.

                  (5) The Note Collateral. The Note Issuer shall have made or caused to be made all filings with the PUCT and the Texas Secretary of State pursuant to the Financing Order and the Securitization Law and all other filings necessary to perfect the Grant of the Note Collateral to the Indenture Trustee and the lien of this Indenture.

                  (6) Certificates of the Note Issuer and the Seller. (a) An Officer's Certificate from the Note Issuer, dated as of the Series Issuance Date:

                           (i) to the effect that (A) the Note Issuer is not in
                  Default under this Indenture and that the issuance of the Notes applied for will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order relating to the Notes applied for or any indenture, mortgage, deed of trust or other agreement or instrument to which the Note Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Note Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (B) that all conditions precedent provided in this

                  Indenture relating to the execution, authentication and delivery of the Notes applied for have been complied with;

                           (ii) to the effect that the Note Issuer has not
                  assigned any interest or participation in the Note Collateral except for the Grant contained in this Indenture; the Note Issuer has the power and right to Grant the Note Collateral to the Indenture Trustee as security hereunder; and the Note Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee all of its right, title and interest in and to such Note Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Note Issuer or through the Note Issuer, except the lien of this Indenture;

                           (iii) to the effect that the Note Issuer has
                  appointed the firm of Independent certified public accountants as contemplated in Section 8.06;

                           (iv) to the effect that attached thereto are duly
                  executed, true and complete copies of the Sale Agreement, the Servicing Agreement and any Intercreditor Agreement which are, to the knowledge of the Note Issuer, in full force and effect and, to the knowledge of the Note Issuer, that no party is in default of its obligations under such agreements; and

                           (v) stating that all filings with the PUCT and the
                  Texas Secretary of State pursuant to the Securitization Law and the Financing Order relating to the Notes applied for and all UCC financing statements with respect to the Note Collateral which are required to be filed by the terms of the Financing Order, the Securitization Law, the Sale Agreement, the Servicing Agreement and this Indenture have been filed as required.

                  (b) An Officer's Certificate from the Seller, dated as of the Series Issuance Date, to the effect that, in the case of the Transition Property, immediately prior to the conveyance thereof to the Note Issuer pursuant to the Sale Agreement:

                           (i) The Seller was the sole owner of such Transition
                  Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such Transition Property and the proceeds thereof other than to the Note Issuer pursuant to the Sale Agreement; the Seller has the power and right to convey such Transition Property and the proceeds thereof to the Note Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly conveyed to the Note Issuer all of its right, title and interest in and to such Transition Property and the proceeds thereof, free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance (other than Permitted Liens) and such conveyance is absolute and irrevocable and has been perfected; and

                           (ii) the attached copy of the Financing Order
                  creating such Transition Property is true and complete and is in full force and effect.

                  (7) Opinion of Tax Counsel. The Seller shall have received and delivered to the Note Issuer and the Indenture Trustee: (i) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Note Issuer and the Indenture Trustee) to the effect that the Note Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Notes will be treated as debt of the Note Issuer's sole owner for United States federal income tax purposes; (ii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Note Issuer and the Indenture Trustee) or, if the Seller so chooses, a ruling from the Internal Revenue Service, in either case to the effect that, for United States federal income tax purposes, the issuance of the Notes will not result in gross income to the Seller; and (iii) in the case of a subsequent issuance of Notes only, an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Note Issuer and the Indenture Trustee) to the effect that such issuance will not adversely affect the characterization of any then outstanding Notes as obligations of the
         Note Issuer's sole owner. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings.

                  (8) Opinion of Counsel. Unless otherwise specified in an Issuance Certificate or Series Supplement, if any, an Opinion of Counsel, portions of which may be delivered by outside counsel for the
         Note Issuer, portions of which may be delivered by outside counsel for the Servicer, and portions of which may be delivered by outside counsel for the Indenture Trustee, dated the Series Issuance Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect that:

                  (a) The Indenture has been duly qualified under the Trust Indenture Act and no qualification of the Issuance Certificate is necessary under the Trust Indenture Act.

                  (b) All instruments furnished to the Indenture Trustee pursuant to the Indenture conform to the requirements set forth in the Indenture and constitute all of the documents required to be delivered under the Indenture for the Indenture Trustee to authenticate and deliver the Notes. All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes have been complied with.

                  (c) Assuming the Notes have been duly authorized by the Note Issuer, when duly executed by the Note Issuer and duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, as provided in the Underwriting Agreement, the Notes will constitute legal, valid and binding obligations of the Note Issuer entitled to the benefits provided by the Indenture, the Issuance Certificate and the Notes and will be enforceable against the Note Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (d) Assuming that each of the Indenture, the Issuance Certificate and the Servicing Agreement has been duly authorized, executed and delivered by the Note Issuer, each of the Indenture, the Issuance Certificate and the Servicing Agreement is a legal, valid and binding agreement of the Note Issuer, enforceable against the Note Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming that the Servicing Agreement has been duly authorized, executed and delivered by CPL, the Servicing Agreement is a legal, valid and binding agreement of CPL, enforceable against CPL in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (e) (i) With respect to the Note Collateral, upon the giving of value by the Holders to the Note Issuer with respect to such Note Collateral, the Indenture, together with the Issuance Certificate, creates in favor of the Indenture Trustee for the benefit of the Holders a valid security interest under Article 9 of the NY UCC in such Note Collateral (to the extent such Note Collateral is of a type in which a security interest can be created under Article 9 of the NY
         UCC). Assuming that the collateral described in the financing statement is Note Collateral pursuant to the Indenture, then insofar as Section 9-509 of the NY UCC is applicable, the Indenture Trustee is authorized to file the financing statement.

                           (ii) Under Section 9-305(a)(3) of the NY UCC, the
                  local law of the Securities Intermediary's jurisdiction as specified in Section 8-110(e) of the NY UCC governs perfection, the effect of perfection or nonperfection and priority in the Securities Account and Security Entitlements. Under the Indenture, for purposes of Section 8-110(e) of the NY UCC, the jurisdiction of the Securities Intermediary is the State of New York.

                           (iii) To the extent that the Collection Account is a
                  Securities Account, the provisions of the Indenture are effective to perfect by control the security interest of the Indenture Trustee, for the benefit of the Holders, in the Collection Account and the Note Issuer's Security Entitlements with respect to the Financial Assets credited to the Collection Account and, subject to and to the extent provided in Section 9-315 of the NY UCC and the Federal Book-Entry Regulations, identifiable cash proceeds thereof. Such security interest will have priority over any security interest held by a secured party perfected by a means other than control.

                           (iv) Insofar as Article 9 of the NY UCC is
                  applicable, (i) pursuant to Section 9-301 of the NY UCC, the law of the location of the debtor governs the perfection of a nonpossessory security interest in the Note Collateral; (ii) pursuant to 9-307 of the NY UCC, a registered organization that is organized under the law of a State is deemed to be located in that State for purposes of Section 9-301; (iii) the
                  Note Issuer is a "registered organization" as defined in
                  Section 9-102(a)(70) of the NY UCC organized in the State of Delaware; and (iv) therefore, the law of the State of Delaware governs the perfection of a nonpossessory security interest in the Note Collateral.

                  (f) The Registration Statement covering the Notes has become effective under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

                  (g) Neither the Note Issuer nor CPL is now and, assuming that the Note Issuer uses the net proceeds of the sale of the Notes for the purpose of acquiring Transition Property in accordance with the terms of the Sale Agreement following the sale of the Notes to the Underwriters pursuant to the Underwriting Agreement, neither the Note Issuer nor CPL will be required to be registered under the Investment Company Act.

                  (h) No authorization, approval or consent of any federal governmental body or bodies having jurisdiction in the premises is required for the valid issuance, authentication and delivery of the Notes and for the valid execution and delivery by the Note Issuer of each of the Basic Documents except for such authorizations, approvals or consents of federal governmental bodies that have been obtained. The PUHCA Order has been duly entered by the SEC and, to the knowledge of such counsel, remains in full force and effect.

                  (i) Each of the Sale Agreement and the proviso (relating to Liens in Transition Property governed by Texas law) to Section 11.13, and the portions of this Indenture referred to by such proviso, constitutes the legal, valid and binding obligation of each of CPL and the Note Issuer, to the extent each is a party thereto, enforceable against such parties in accordance with its terms.

                  (j) In accordance with the Securitization Law, (i) the rights and interests of CPL under the Financing Order related to the Notes applied for, including the right to impose, collect, and receive the transition charges authorized in the Financing Order related to the Notes applied for, are assignable and shall become transition property when they are first transferred to the Note Issuer in connection with the issuance of Notes; (ii) upon the transfer by CPL of the Transition Property to the Note Issuer, the Note Issuer shall have all of the rights of CPL with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the right to authorize disconnection of electric service and to assess and collect any amounts payable by any Customer in respect of the Transition Property; (iii) the Financing Order related to the Notes applied for approves the issuance by the Note

         Issuer of the Notes in an aggregate principal amount which equals or exceeds the initial Outstanding Amount of the Notes; and (iv) the Notes are "transition bonds" within the meaning of Section 39.302(6) of the Securitization Law.

                  (k) No governmental approvals are required for the valid issuance, authentication and delivery of the Notes or the performance by either CPL or the Note Issuer of its respective obligations under each of the Sale Agreement, the Intercreditor Agreement and the proviso (relating to Liens in Transition Property governed by Texas law) to
         Section 11.13, and the portions of this Indenture referred to by such proviso, to which either CPL or the Note Issuer is a party, except for
         (i) the Financing Order related to the Notes applied for and the governmental approvals expressly contemplated therein and (ii) the filings contemplated by paragraphs (m), (n) and (p) below.

                  (l) A Texas state court, or a federal court applying Texas conflict-of-law rules, would give effect to the choice of the laws of New York (to the extent so stated therein) as the governing law in each of the Indenture, the Issuance Certificate, the Servicing Agreement and the Underwriting Agreement.

                  (m) The transfer of the Transition Property by CPL to the Note Issuer is perfected under Section 39.309(c) of the Securitization Law against all third parties, including subsequent judicial or other lien creditors.

                  (n) A valid and enforceable lien and security interest in the Transition Property has been created by the Financing Order related to the Notes applied for and the execution and delivery of a security agreement with the Note Issuer in connection with the Issuance of the Notes. At the time value is received by the Note Issuer for the Notes the Lien of the Indenture in favor of the Holders in the Transition Property attaches automatically. Such Lien has been perfected in accordance with Section 39.309(b) of the Securitization Law and in accordance with the Financing Order. Such Lien has priority in the order of filing and takes precedence over any subsequent judicial or other lien creditor. Based on lien searches conducted in the appropriate office, such Lien is first priority.

                  (o) Uniform Commercial Code lien searches identify no secured party who has filed with the Secretary of State of Texas naming CPL or the Note Issuer as debtor and describing any of the Note Collateral.

                  (p) The Transition Property Notices related to the Notes applied for are in appropriate form for filing pursuant to the Section
         39.309 of the Securitization Law and pursuant to Chapter 96 of the Rules of the Secretary of State of Texas with respect to the Transition Property.

                  (q) The Note Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

                  (r) The LLC Agreement constitutes a valid and binding agreement of CPL and is enforceable against CPL, in its capacity as member of the Note Issuer, in accordance with its terms.

                  (s) Under the LLC Act and the LLC Agreement, the Note Issuer has the limited liability company power and authority to execute and deliver each of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement and the Notes and to perform its obligations thereunder. Under the LLC Act and the LLC Agreement, the execution and delivery by the Note Issuer of each of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement and the Notes, and the performance by the Note Issuer of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Note Issuer.

                  (t) Neither the execution or delivery by the Note Issuer of each of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement or the Notes nor the compliance by the Note Issuer with the terms thereof, nor the consummation by the Note Issuer of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any Delaware court, or Delaware governmental or Delaware regulatory authority or Delaware agency under the laws of the State of Delaware, except for the filing of the Certificate of Formation with the Secretary of State, which Certificate of Formation has been duly filed.

                  (u) Neither the execution and delivery by the Note Issuer of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement or the Notes nor the compliance by the Note Issuer with the terms thereof, nor the consummation by the Note Issuer of any of the transactions contemplated thereby conflicts with or constitutes a breach of or default under the Certificate of Formation or the LLC Agreement, or violates any law, governmental rule or regulation of the State of Delaware.

                  (v) After due inquiry, limited to, and solely to the extent disclosed thereupon, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, such counsel is not aware of any legal or governmental proceeding pending against the Note Issuer.

                  (w) If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for any Person to file a voluntary bankruptcy petition on behalf of the Note Issuer, the affirmative vote of CPL and the affirmative vote of all the Managers, including the two Independent Managers, as provided in
         Section 1.08(b) of the LLC Agreement, is required and (ii) such provision, contained in Section 1.08(b) of the LLC Agreement that requires the affirmative vote of CPL and the affirmative vote of all the Managers, including the two Independent Managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Note Issuer, constitutes a legal, valid and binding agreement of CPL, and is enforceable against CPL, in accordance with its terms.

                  (x) Under the LLC Act and the LLC Agreement, the bankruptcy or dissolution (as defined in the LLC Act) of CPL will not, by itself, cause the Note Issuer to be dissolved or its affairs to be wound up.

                  (y) While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of CPL may be able to charge CPL's share of any profits and losses of the Note Issuer and CPL's right to receive distributions of Note Issuer assets ("CPL's Interest") and the court may appoint a receiver of the share of the distributions due or to become due to CPL in respect of the Note Issuer, the receiver shall have only the rights of an assignee of CPL's Interest. Under the LLC Act, no creditor of CPL shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Note Issuer. Thus, under the LLC Act, a judgment creditor of CPL may not satisfy its claims against CPL by asserting a claim against the assets of the Note Issuer.

                  (z) Under the LLC Act (i) the Note Issuer is a separate legal entity, and (ii) the existence of the Note Issuer as a separate legal entity shall continue until the cancellation of its Certificate of Formation.

                  (aa) The Delaware Financing Statements are in an appropriate form for filing in the State of Delaware under Section 9-502(a) and 9-516 of the Delaware UCC.

                  (bb) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Delaware Financing Statements, the Indenture Trustee will have a perfected security interest in the Note Issuer's rights in that portion of the Note Collateral described in the Delaware Financing Statements that may be perfected by the filing of a UCC financing statement and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC), and such security interest will be prior to any other security interest granted by the Note Issuer that is perfected solely by the filing of financing statements under the Delaware UCC. Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Delaware Secretary of State is the appropriate place to file a financing statement to perfect a security interest except for as-extracted collateral or timber to be cut (as described in Section 9-501(a)(1)(A) of the Delaware UCC) or fixture filings where the collateral is goods that are or are to become fixtures (as described in Section 9-501(a)(1)(B) of the Delaware UCC).

                  (cc) UCC lien searches have been conducted in the proper filing office and against the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Note Issuer covering the Note Collateral. The UCC lien searches identify no secured party who has filed a financing statement naming the Note Issuer as debtor and describing the Note Collateral.

                  (dd) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Note Issuer of the filing of the Delaware Financing Statements for purposes of
         Section 9-509 of the Delaware UCC.

                  (ee) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), for purposes of the Delaware UCC, the Note Issuer is a "registered organization" (as defined in Section 9-102(a)(70) of the Delaware UCC).

                  (9) Accountant's Certificate or Letter. One or more certificates or letters, addressed to the Note Issuer complying with the requirements of Section 11.01(a), of a firm of Independent certified public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the
         Note Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Note Collateral, they have applied such procedures as instructed by the addressee's of such certificate or letter.

                  (10) Rating Agency Condition. The Indenture Trustee shall receive evidence reasonably satisfactory to it that the Rating Agency Condition will be satisfied with respect to the issuance of such new Series. In addition, the Indenture Trustee shall have received written confirmation from Moody's that the issuance of such new Series will not result in a suspension, reduction or withdrawal of the then current rating by Moody's of any Series or Class of Notes.

                  (11) Requirements of Issuance Certificate or Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Issuance Certificate or Series Supplement, if any, creating such Series.

                  (12) Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

                  SECTION 2.11. Book-Entry Notes. Unless the applicable Issuance Certificate or Series Supplement, if any, provides otherwise, all of the related Series of Notes shall be issued in Book-Entry Form, and the Note Issuer shall execute and the Indenture Trustee shall, in accordance with this Section and the Issuer Order with respect to such Series, authenticate and deliver one or more Global Notes, evidencing the Notes of such Series which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such Notes to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency's or such nominee's instructions, and
(iv) shall bear a legend substantially to the effect set forth in Exhibit A.

                  Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a "clearing agency" registered under the Exchange Act and any other applicable statute or regulation.

                  No Holder of any Series of Notes issued in Book-Entry Form shall receive a Definitive Note representing such Holder's interest in any such Notes, except as provided in Section 2.13 or in the applicable Issuance Certificate or Series Supplement, if any, relating to such Notes. Unless (and until) certificated, fully registered Notes of any Series (the "Definitive Notes") have been issued to the Holders of such Series pursuant to Section 2.13 or pursuant to any applicable Issuance Certificate or Series Supplement, if any, relating thereto:

                  (a) the provisions of this Section 2.11 shall be in full force and effect;

                  (b) the Note Issuer, the Servicer, the Paying Agent, the Note Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Notes of such Series) as the authorized representatives of the Holders of such Series;

                  (c) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this
Section 2.11 shall control; and

                  (d) the rights of Holders of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Notes to such Clearing Agency Participants.

                  SECTION 2.12. Notices to Clearing Agency. Unless and until Definitive Notes shall have been issued to Holders of such Series pursuant to
Section 2.13 or the applicable Issuance Certificate or Series Supplement, if any, relating to such Notes, whenever notice, payment, or other communication to the holders of Book-Entry Notes of any Series is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of such Series to the Clearing Agency.

                  SECTION 2.13. Definitive Notes. If (i) (A) the Note Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (B) the Note Issuer is unable to locate a qualified successor Clearing Agency, (ii) the Note Issuer, at its option, advises the Indenture Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default hereunder, Holders holding Notes aggregating not less than a majority of the aggregate Outstanding Amount of any Series of Notes maintained as Book-Entry Notes advise the Indenture Trustee, the Note Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders of such Series, the Note Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders of such Series in writing of the occurrence of any such event and of the availability of Definitive Notes of such Series to the Holders of such Series requesting the same. Upon surrender to the Indenture Trustee of the Global Notes of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Note Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Notes of such Series. None of the Note Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Notes of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes and the Indenture Trustee shall recognize the Holders of the Definitive Notes as Holders hereunder.

                  Definitive Notes will be transferable and exchangeable at the offices of the Notes Registrar or, with respect to any Notes on the Luxembourg Stock Exchange, at the offices of the transfer agent appointed pursuant to
Section 3.02. With respect to any transfer of such listed Notes, the new Definitive Notes registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.

                  SECTION 2.14. CUSIP Number. The Note Issuer in issuing any Note or Series of Notes may use a "CUSIP" number and, if so used, the Indenture Trustee shall use the CUSIP number in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Note Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Note.

                  SECTION 2.15. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or any Series Supplement or any Issuance Certificate, the parties hereto shall comply with the terms of each Letter of Representations.

                  SECTION 2.16. Special Terms Applicable to Subsequent Transfers of Certain Notes. (a) Certain Series of Notes may not be registered under the Securities Act, or the securities laws of any other jurisdiction. Consequently, such Unregistered Notes shall not be transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Issuance Certificate or Series Supplement, if any. Unless otherwise provided in the related Issuance Certificate or Series Supplement, if any, no sale, pledge or other transfer of any Unregistered Note (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made (A) to a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) or (B) to an "institutional accredited investor" (as described in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) which executes and delivers a certificate to such effect in the form attached hereto as Exhibit D or (ii) such sale, pledge or other transfer is otherwise made in a transaction exempt from, or not subject to, the registration requirements of the Securities Act, in which case the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Note Issuer, the Servicer or the Indenture Trustee) satisfactory to the Note Issuer and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. None of the Seller, the Note Issuer, the Indenture Trustee or the Servicer shall be obligated to register any Unregistered Notes under the Securities Act, qualify any Unregistered Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

                  (b) Unless otherwise provided in the related Issuance Certificate or Series Supplement, if any, the Unregistered Notes may not be acquired by or for the account of a Restricted Plan and, by accepting and holding an Unregistered Note, the Holder of an Unregistered Note in global form shall be deemed to have represented and warranted that it is not a Restricted Plan and, the Holder of an Unregistered Note in definitive form shall execute and deliver to the Indenture Trustee a certificate to such effect in the form attached hereto as Exhibit E.

                  (c) Unless otherwise provided in the related Issuance Certificate or Series Supplement, if any, Unregistered Notes shall be issued in the form of Definitive Notes, shall be in fully registered form and Sections
2.11 and 2.12 of this Indenture shall not apply thereto.

                  (d) Each Unregistered Note shall bear legends to the effect set forth in subsections (a) and (b) (if subsection (b) is applicable) above.

                  SECTION 2.17. Tax Treatment. The Note Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Note, by acquiring any Note or interest therein, (i) express their intention that, solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Notes qualify under applicable tax law as indebtedness of the Member secured by the Note Collateral and (ii) solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Notes are outstanding, agree to treat the Notes as indebtedness of the Member secured by the Note Collateral unless otherwise required by appropriate taxing authorities.

                  SECTION 2.18. State Pledge. Under the laws of the State of Texas in effect on the Closing Date, the State of Texas has agreed for the benefit of the Holders, pursuant to Section 39.310 of the Securitization Law, as follows:

         "Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds."

                  The Note Issuer hereby acknowledges that the purchase of any Note by a Holder or the purchase of any beneficial interest in a Note by any Person are made in reliance on such agreement and pledge by the State of Texas.

                  SECTION 2.19. Security Interests. The Note Issuer hereby makes the following representations and warranties. Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Note Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Note Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Note Issuer as debtor covering all or any part of the Note Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Note Issuer in favor of the Indenture Trustee on behalf of the Holders in connection with this Indenture. This Indenture constitutes a valid and continuing lien on the Note Collateral in favor of the Indenture Trustee on behalf of the Holders, which lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Note Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. With respect to all Note Collateral other than Transition Property, this Indenture creates a valid and continuing security interest (as defined in the UCC) in such Note Collateral, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Note Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Note Issuer has good and marketable title to the Note Collateral free and clear of any Lien, claim or encumbrance of any Person other than Permitted Liens. All of the Note Collateral constitute either Transition Property, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the Note Collateral may also take the form of instruments. The Note Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest granted in this Indenture. The
Note Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Note Collateral granted to the Indenture Trustee. The Note Issuer has not authorized the filing of and is not aware of any financing statements against the Note Issuer that include a description of the Note Collateral other than those filed in favor of the Indenture Trustee. The Note Issuer is not aware of any judgment or tax Lien filings against the Note Issuer. The Collection Account (including all subaccounts thereof) constitutes a "securities account" within the meaning of the UCC. The Note Issuer has taken all steps necessary to cause the securities intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in such securities account, the Collection Account is not in the name of any person other than the Indenture Trustee, and the Note Issuer has not consented to the securities intermediary of the Collection Account to comply with entitlement orders of any person other than the Indenture Trustee. All of the Note Collateral constituting investment property has been and will have been credited to the Collection Account or a subaccount thereof, and the entity acting as Indenture Trustee, in its capacity as the securities intermediary for the Collection Account, has agreed to treat all assets credited to the Collection Account as "financial assets" within the meaning of the UCC. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto. The representations and warranties set forth in this Section 2.19 shall survive the execution and delivery of this Indenture and the issuance of any Notes, shall be deemed re-made on each date on which any funds in the Collection Account are distributed to Note Issuer or otherwise released from the lien of the Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

                                   ARTICLE III

                                    Covenants

                  SECTION 3.01. Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the Notes shall be duly and punctually paid in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Note Issuer to such Holder for all purposes of this Indenture.

                  SECTION 3.02. Maintenance of Office or Agency. The Note Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency at 100 Wall Street, Suite 1600, New York, New York 10005 where Notes may be surrendered for registration of transfer or exchange. The Note Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Note Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Note Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005, and the Note Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

                  To the extent any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, (i) the Note Issuer will maintain in Luxembourg (A) an office and a transfer agent where Notes may be surrendered for registration of transfer or exchange, (B) an office and a listing agent where notices and demands to or upon the Note Issuer in respect of the Notes and this Indenture may be served, and (C) an office and a paying agent where payments in respect of the Notes may be made and (ii) any reference in this Indenture to the office or agency of the Note Issuer referred to in this
Section 3.02 shall also refer to such offices, and the transfer, listing and paying agents, of the Note Issuer in Luxembourg, as applicable. The Note Issuer shall give the Indenture Trustee and any other agent appointed under this
Section 3.02 written notice of the location and identity, and of any change in the location or identity, of any such office or agency.

                  SECTION 3.03. Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the
Note Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments with respect to any Notes shall be paid over to the Note Issuer except as provided in this Section and
Section 8.02.

                  The Note Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee written notice of any default by the Note Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

                  (v) comply with all requirements of the Code and other tax laws with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Note Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Note Issuer on an Issuer Request; and, subject to
Section 11.16, the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Note Issuer for payment thereof (but only to the extent of the amounts so paid to the Note Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Note Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Note Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Note Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

                  SECTION 3.04. Existence. The Note Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Note Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Note Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Note Collateral and each other instrument or agreement included in the Note Collateral.

                  SECTION 3.05. Protection of Note Collateral. The Note Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the PUCT or the Texas Secretary of State pursuant to the Financing Order or to the Securitization Law and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) enforce any of the Note Collateral, including any Swap Agreement;

                  (iv) preserve and defend title to the Note Collateral and the rights of the Indenture Trustee and the Holders in such Note Collateral against the Claims of all Persons and parties, including the challenge by any party to the validity or enforceability of any Financing Order, any Tariff, the Transition Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of its obligations or duties under the Securitization Law, the State Pledge, or any Financing Order or Tariff; or

                  (v) pay any and all taxes levied or assessed upon all or any part of the Note Collateral.

The Note Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any filings with the PUCT or the Texas Secretary of State, financing statements, continuation statements or other instrument required pursuant to this Section, it being understood that the Indenture Trustee shall have no such obligation or any duty to prepare such documents.

                  SECTION 3.06. Opinions as to Note Collateral. (a) On the Series Issuance Date for each Series (including the Closing Date), the Note Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any filings with the PUCT or the Texas Secretary of State pursuant to the Securitization Law and the applicable Financing Order and any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                  (b) On or before December 31 in each calendar year, while any Series is outstanding, beginning on December 31, 2002, the Note Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the PUCT or the Texas Secretary of State pursuant to the Securitization Law and the applicable Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the PUCT or the Texas Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien created by this Indenture until December 31 in the following calendar year.

                  (c) Prior to the effectiveness of any amendment to the Sale Agreement, the Note Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the PUCT and the Texas Secretary of State pursuant to the Securitization Law or the applicable Financing Order, have been executed and filed that are necessary fully to preserve and protect the interest of the Note Issuer and the Indenture Trustee in the Transition Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  SECTION 3.07. Performance of Obligations; Servicing; SEC Filings. (a) The Note Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Note Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, any Issuance Certificate, any Series Supplement, the Sale Agreement, the Servicing Agreement, any Swap Agreement, any Intercreditor Agreement or such other instrument or agreement.

                  (b) The Note Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer's Certificate of the Note Issuer shall be deemed to be action taken by the Note Issuer. Initially, the Note Issuer has contracted with the Servicer to assist the Note Issuer in performing its duties under this Indenture.

                  (c) The Note Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Note Collateral, including, but not limited to, filing or causing to be filed all filings with the PUCT or the Texas Secretary of State pursuant to the Securitization Law or the Financing Order, all UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

                  (d) If the Note Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Note Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the
Note Issuer has taken or is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transition Property or the Transition Charges, the Note Issuer shall take all reasonable steps available to it to remedy such failure.

                  (e) As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee shall appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Note Issuer and the Indenture Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement and any Intercreditor Agreement. If within 30 days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the PUCT or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, CPL may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.

                  (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Note Issuer, the Holders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Note Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

                  (g) Without derogating from the absolute nature of the assignment Granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Note Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Notes of all Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Note Collateral or the Basic Documents, or waive timely performance or observance by the Seller or the Servicer under the Sale Agreement or the Servicing Agreement, respectively; provided, that no such consent shall be required if (i) the Indenture Trustee shall have received an Opinion of Counsel stating that such waiver, amendment, modification, supplement or termination shall not adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Note Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Note Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect in any material respect the rights of the Holders of the Notes outstanding at the time of any such amendment, modification, supplement or waiver without the consent of such Holders. It shall not be necessary for the Holders pursuant to this clause (g) to approve the particular form of any proposed amendment, modification, supplement, waiver or consent, but it shall be sufficient if such consent shall approve the substance thereof. Prior to its consent to any amendment, modification, supplement or waiver, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that such amendment, modification, supplement or waiver is permitted. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment, modification, supplement or waiver which affects the Indenture Trustee's own rights, duties or immunities under the Basic Documents.

                  (h) The Note Issuer shall file with the SEC such periodic reports, if any, as are required from time to time under Section 13 or Section 15(d) of the Exchange Act.

                  (i) The Note Issuer shall make all filings required under the Securitization Law relating to the transfer of the ownership or security interest in the Transition Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

                  SECTION 3.08. Certain Negative Covenants. So long as any Notes are Outstanding, the Note Issuer shall not:

                  (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Note Issuer, including those included in the Note Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;

                  (ii) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Note Collateral;

                  (iii) terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

                  (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture), to be created on or extend to or otherwise arise upon or burden the Note Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax Liens arising by operation of law with respect to amounts not yet due) or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Note Collateral;

                  (v) elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Note Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Note Issuer;

                  (vi) change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Note Issuer delivers to the Indenture Trustee such documents, instruments or agreements, executed by the Note Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture; or

                  (vii) take any action which is expressly stated in the Basic Documents to be subject to a Rating Agency Condition without satisfying the Rating Agency Condition.

                  SECTION 3.09. Annual Statement as to Compliance. The Note Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 30 of each year (commencing with March 30, 2003), an Officer's Certificate stating, as to the Responsible Officer signing such Officer's Certificate, that:

                  (i) a review of the activities of the Note Issuer during the preceding twelve months ended December 31 (or, in the case of the first such certificate, since the Series Issuance Date) and of performance under this Indenture has been made; and

                  (ii) to the best of such Responsible Officer's knowledge, based on such review, the Note Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve month period, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

                  SECTION 3.10. Note Issuer May Consolidate, etc., Only on Certain Terms. (a) The Note Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Note Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Note Issuer to be performed or observed, all as provided herein and in the applicable Issuance Certificates and Series Supplements, if any, and (C) assume all obligations and succeed to all rights of the Note Issuer under the Sale Agreement, the Servicing Agreement and any Swap Agreement;

                  (ii) immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

                  (iv) the Note Issuer shall have delivered to CPL, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Note Issuer, in form and substance reasonably satisfactory to CPL and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the Note Issuer, CPL, the Indenture Trustee or the then existing Noteholders;

                  (v) any action as is necessary to maintain the first priority perfected security interest in the Note Collateral created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel delivered to the Indenture Trustee; and

                  (vi) the Note Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel of external counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10(a) and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

                  (b) Except as specifically provided herein, the Note Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Note Collateral, to any Person, unless:

                  (i) the Person that acquires the properties and assets of the
         Note Issuer, the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Note Issuer to be performed or observed, all as provided herein and in the applicable Issuance Certificates or Series Supplements, if any, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Note Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Notes and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Note Issuer's rights and obligations under the Sale Agreement or the Servicing Agreement, assume all obligations and succeed to all rights of the Note Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

                  (ii) immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Note Issuer shall have delivered to CPL, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Note Issuer, in form and substance reasonably satisfactory to CPL and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the Note Issuer, CPL, the Indenture Trustee or the then existing Noteholders;

                  (v) any action as is necessary to maintain the first priority perfected security interest in the Note Collateral created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel delivered to the Indenture Trustee; and

                  (vi) the Note Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel of external counsel each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this
         Section 3.10(b) and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

                  SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Note Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Note Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Note Issuer under this Indenture with the same effect as if such Person had been named as the Note Issuer herein.

                  (b) Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Note Issuer in accordance with Section 3.10(b), the Note Issuer will be released from every covenant and agreement of this

Indenture and the other Basic Documents to be observed or performed on the part of the Note Issuer with respect to the Notes and the Transition Property immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Note Issuer is to be so released.

                  SECTION 3.12. No Other Business. The Note Issuer shall not engage in any business other than financing, purchasing, owning and managing the Transition Property and the other Note Collateral and the issuance of the Notes in the manner contemplated by the Financing Order and this Indenture and the Basic Documents and activities incidental thereto.

                  SECTION 3.13. No Borrowing. The Note Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes or any Swap Agreement.

                  SECTION 3.14. Servicer's Obligations. The Note Issuer shall enforce the Servicer's compliance with and performance of all of the Servicer's material obligations under the Servicing Agreement.

                  SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement, any Swap Agreement or this Indenture, the Note Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.16. Capital Expenditures. Other than the purchase of Transition Property from the Seller on each Series Issuance Date and other than expenditures made out of available funds in an aggregate amount not to exceed $25,000 in any calendar year, the Note Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.17. Restricted Payments. The Note Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Note Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Note Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Note Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Note Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Note Issuer using funds distributed to the Note Issuer pursuant to Section 8.02(e) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below 0.5 percent of the original principal amount of all Series of Notes which remain outstanding. The Note Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

                  SECTION 3.18. Notice of Events of Default. The Note Issuer agrees to give the Indenture Trustee, the PUCT and the Rating Agencies and, to the extent that the rules and regulations of the Luxembourg Stock Exchange so require, any agent in Luxembourg appointed pursuant to Section 3.02 prompt written notice of each Default or Event of Default hereunder as provided in
Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

                  SECTION 3.19. Further Instruments and Acts. Upon request of the Indenture Trustee, the Note Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Trustee in the Note Collateral.

                  SECTION 3.20. Purchase of Subsequent Transition Property. (a) The Note Issuer may from time to time purchase Subsequent Transition Property from the Seller pursuant to the Sale Agreement, subject to the conditions specified in paragraph (b) below.

                  (b) The Note Issuer shall be permitted to purchase from the Seller Subsequent Transition Property and the proceeds thereof only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have provided the Note Issuer, the Indenture Trustee and the Rating Agencies with an Addition Notice, which shall be given not later than 10 days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Transition Property and the aggregate amount of the Transition Charges related to such Subsequent Transition Property, and shall have provided any information reasonably requested by any of the foregoing Persons with respect to the Subsequent Transition Property then being conveyed to the Note Issuer;

                  (ii) the Securitization Law, the Sale Agreement and the related Financing Order shall be in full force and effect and a filing shall have been made pursuant to Section 39.309(d) of the Securitization Law;

                  (iii) as of such Subsequent Transfer Date, the Seller was not insolvent and will not have been made insolvent by such sale and transfer and the Seller is not aware of any pending insolvency with respect to itself;

                  (iv) the Rating Agency Condition shall have been satisfied with respect to such sale and transfer;

                  (v) the Seller shall have received and delivered to the Note Issuer and the Indenture Trustee: (i) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Note Issuer and the Indenture Trustee) to the effect that the Note Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Notes will be treated as debt of the

         Note Issuer's sole owner for United States federal income tax purposes,
         (ii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Note Issuer and the Indenture Trustee) or, if the Seller so chooses, a ruling from the Internal Revenue Service, in either case to the effect that, for United States federal income tax purposes, the issuance of the Notes will not result in gross income to the Seller, and (iii) in the case of a subsequent issuance of Notes only, an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Note Issuer and the Indenture Trustee) to the effect that such issuance will not adversely affect the characterization of any then outstanding Notes as obligations of the
         Note Issuer's sole owner. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

                  (vi) as of such Subsequent Transfer Date, no breach by the Seller of its representations, warranties or covenants in the Sale Agreement and no Servicer Default shall exist;

                  (vii) as of such Subsequent Transfer Date, the Note Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Transition Property to be conveyed on such date and all conditions to the issuance of one or more Series of Notes intended to provide such funds set forth in Section 2.10 of this Indenture shall have been satisfied;

                  (viii) the Note Issuer shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

                  (ix) (A) the Note Issuer shall have delivered to the Rating Agencies any Opinions of Counsel requested by the Rating Agencies and
         (B) the Note Issuer shall have delivered to the Indenture Trustee the Opinion of Counsel required by Section 3.06(c) of this Indenture; and

                  (x) The Seller and the Note Issuer shall have taken any action required to maintain the first perfected ownership interest of the Note Issuer in the Subsequent Transition Property and the proceeds thereof, and the Note Issuer shall have taken any action required to maintain the first priority perfected security interest of the Indenture Trustee in the Subsequent Transition Property and the proceeds thereof.

                  SECTION 3.21. Inspection. The Note Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Note Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Note Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent certified public accountants, and to discuss the Note Issuer's affairs, finances and accounts with the Note Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  SECTION 3.22. Sale Agreement, Intercreditor Agreement and Servicing Agreement Covenants.

                  (a) The Note Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, any Intercreditor Agreement and the Servicing Agreement and to compel or secure the performance and observance by the Seller, the Servicer and CPL of each of their respective obligations under or in connection with the Sale Agreement, any Intercreditor Agreement and the Servicing Agreement in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.22(c), the Note Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Note Issuer under or in connection with the Sale Agreement, any Intercreditor Agreement and the Servicing Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect.

                  (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of the Notes of all Series shall, exercise all rights, remedies, powers, privileges and claims of the Note Issuer against the Seller, CPL and the Servicer, as the case may be, under or in connection with the Sale Agreement, any Intercreditor Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, CPL or the Servicer of each of their obligations thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, any Intercreditor Agreement and the Servicing Agreement, and any right of the Note Issuer to take such action shall be suspended.

                  (c) Promptly following a default by the Seller under the Sale Agreement, by CPL or any successor to CPL under any Intercreditor Agreement, or the occurrence of a Servicer Default under the Servicing Agreement, and at the
Note Issuer's expense, the Note Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, CPL or the Servicer of their obligations under and in accordance with the Sale Agreement, any Intercreditor Agreement or the Servicing Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Note Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, CPL or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, any Intercreditor Agreement or the Servicing Agreement, as applicable.

                  SECTION 3.23. Taxes. So long as any of the Notes are Outstanding, the Note Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Trust Estate; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliates has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                                   ARTICLE IV

                     Satisfaction and Discharge; Defeasance

                  SECTION 4.01. Satisfaction and Discharge of Indenture; Defeasance. (a) This Indenture shall cease to be of further effect with respect to the Notes of any Series and the Indenture Trustee, on reasonable demand of and at the expense of the Note Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes of such Series, when:

                  (i) either

                           (A) all Notes of such Series theretofore
                  authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Note Issuer and thereafter repaid to the Note Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                           (B) either (x) the Expected Final Payment Date has
                  occurred with respect to all Notes of such Series not theretofore delivered to the Indenture Trustee for cancellation, (y) such Notes will be due and payable on their respective Expected final Payment Dates within one year, or
                  (z) such Notes are to be called for redemption within one year in accordance with the provisions of the applicable Issuance Certificate or Series Supplement, if any, and in any such case, the Note Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee in trust for such purpose (i) cash, (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are, or
                  (iii) a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Notes when scheduled not theretofore delivered to the Indenture Trustee for cancellation;

                  (ii) the Note Issuer has paid or caused to be paid all other sums payable hereunder by the Note Issuer with respect to such Series; and

                  (iii) the Note Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Notes of such Series have been complied with.

                  (b) Subject to Sections 4.01(c) and 4.02, the Note Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Notes of any Series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15,
3.16, 3.17, 3.18 and 3.19 and the operation of Section 5.01(iv) ("Covenant Defeasance Option") with respect to any Series of Notes. The Note Issuer may exercise the Legal Defeasance Option with respect to any Series of Notes notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

                  If the Note Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Notes of such Series may not be accelerated because of an Event of Default. If the Note Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Notes of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iv).

                  Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Notes, the Indenture Trustee, on reasonable demand of and at the expense of the Note Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

                  (c) Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until the Notes of the Series as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full. Thereafter the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

                  SECTION 4.02. Conditions to Defeasance. The Note Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Notes only if:

                  (a) the Note Issuer irrevocably deposits or causes to be deposited in trust with the Indenture Trustee (i) cash, (ii) U.S. Government Obligations or (iii) a combination thereof for the payment of principal of and premium, if any, and interest on such Notes to the Expected

Final Payment Dates or Optional Redemption Date therefor, as applicable and all other sums payable hereunder by the Note Issuer with respect to such Notes;

                  (b) the Note Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Notes of such Series (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor, (ii) if such Series is to be redeemed, the Optional Redemption Price therefor on the Optional Redemption Date, (iii) interest when due and (iv) all other sums payable hereunder by the Note Issuer with respect to such Notes.

                  (c) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in
Section 5.01(vi) or (vii) occurs which is continuing at the end of the period;

                  (d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

                  (e) in the case of an exercise of the Legal Defeasance Option, the Note Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel stating that (i) the Note Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (f) in the case of an exercise of the Covenant Defeasance Option, the Note Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel to the effect that the Holders of the Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (g) the Note Issuer delivers to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Notes of such Series to the extent contemplated by this Article IV have been complied with; and

                  (h) the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

                  Before or after a deposit pursuant to this Section 4.02 with respect to any Series of Notes, the Note Issuer may make arrangements satisfactory to the Indenture Trustee for the redemption of such Notes at a future date in accordance with Article X.

                  SECTION 4.03. Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section
4.01 or 4.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the
Note Issuer from time to time upon Issuer Request any cash or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would be required to be deposited for the purpose for which such cash or U.S. Government Obligations were deposited, provided that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

                  SECTION 4.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Notes of any Series, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture or the Intercreditor Agreement with respect to such Notes shall, upon demand of the Note Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                    ARTICLE V

                                    Remedies

                  SECTION 5.01. Events of Default. "Event of Default" with respect to any Series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Transition Charges received or otherwise), and such default shall continue for a period of five Business Days; or

                  (ii) default in the payment of the then unpaid principal of any Note of any Series on the Final Maturity Date for such Series; or

                  (iii) default in the payment of the Optional Redemption Price for any Note on the Optional Redemption Date therefor; or

                  (iv) default in the observance or performance of any covenant or agreement of the Note Issuer made in this Indenture (other than defaults specified in clauses (i), (ii) or (iii) above), and such default shall continue or not be cured, for a period of 30 days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Note Issuer by the Indenture Trustee or to the Note Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or (B) the date that the Note Issuer has actual knowledge of the default; or

                  (v) any representation or warranty of the Note Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within 30 days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Note Issuer by the Indenture Trustee or to the Note Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Notes of such Series, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or (B) the date the Note Issuer has actual knowledge of the default, or

                  (vi) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Note Issuer or any substantial part of the Note Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Note Issuer or for any substantial part of the Note Collateral, or ordering the winding-up or liquidation of the Note Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (vii) the commencement by the Note Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Note Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Note Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Note Issuer or for any substantial part of the Note Collateral, or the making by the Note Issuer of any general assignment for the benefit of creditors, or the failure by the Note Issuer generally to pay its debts as such debts become due, or the taking of action by the Note Issuer in furtherance of any of the foregoing; or

                  (viii) any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees which violates or is not in accordance with the State Pledge; or

                  (ix) any other event designated as such in an Issuance Certificate or Series Supplement, if any.

                  The Note Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five days after a Responsible Officer of the Note Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event (I) which is an Event of Default under clauses (i), (ii), (iii), (vi), (vii), (viii) or (ix) or (II) which with the giving of notice, the lapse of time, or both, would become an Event of Default under clause (iv) or (v), including, in each case, the status of such Event of Default and what action the Note Issuer is taking or proposes to take with respect thereto.

                  SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under clause
(viii) of Section 5.01) should occur and be continuing with respect to any Series, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Notes of all Series may declare all the Notes to be immediately due and payable, by a notice in writing to the Note Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                  At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing not less than a majority of the Outstanding Amount of the Notes of all Series, by written notice to the Note Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Note Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and premium, if any,
                  and interest on all Notes of all Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Indenture
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                  (ii) all Events of Default with respect to all Series, other than the nonpayment of the principal of the Notes of all Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

                  No such rescission shall affect any subsequent default or impair any right consequent thereto.

                  SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) If an Event of Default under Section 5.01(i), (ii) or (iii) has occurred and is continuing with respect to any Series, subject to Section 11.18, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same and collect in the manner provided by law out of the Note Collateral and the proceeds thereof, the whole amount then due and payable on the Notes of such Series for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Notes of such Series or the applicable Class of such Series and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                  (b) If an Event of Default (other than Event of Default under clause (viii) of Section 5.01) occurs and is continuing with respect to any Series, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of such Series, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                  (c) If an Event of Default under Section 5.01(vi) or (vii) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Notes of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings; and

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes of any Series, may be enforced by the Indenture Trustee without the possession of any of the Notes of such Series or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes of such Series.

                  (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holder a party to any such Proceedings.

                  SECTION 5.04. Remedies; Priorities. (a) If an Event of Default (other than an Event of Default under clause (viii) of Section 5.01) shall have occurred and be continuing with respect to a Series, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of such Series or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect moneys adjudged due upon such Notes;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Note Collateral;

                  (iii) exercise any remedies of a secured party under the UCC or the Securitization Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of such Series;

                  (iv) sell the Note Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

                  (v) exercise all rights, remedies, powers, privileges and claims of the Note Issuer against the Seller or the Servicer under or in connection with the Sale Agreement, the Servicing Agreement or any Intercreditor Agreement or against any Swap Counterparty under any Swap Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Note Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), with respect to any Series unless (A) the Holders of 100 percent of the Outstanding Amount of the Notes of all Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders of all Series are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Note Collateral will not continue to provide sufficient funds for all payments on the Notes of all Series as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3 percent of the Outstanding Amount of the Notes of all Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Note Collateral for such purpose.

                  (b) If an Event of Default under clause (viii) of Section 5.01 shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Holders, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree.

                  (c) If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

                  SECTION 5.05. Optional Preservation of the Note Collateral. If the Notes of all Series have been declared to be due and payable under Section
5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Note Collateral. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Note Collateral. In determining whether to maintain possession of the Note Collateral, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Note Collateral for such purpose.

                  SECTION 5.06. Limitation of Suits. No Holder of any Note of any Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default with respect to such Series;

                  (ii) the Holders of not less than a majority of the Outstanding Amount of the Notes of all Series have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes of all Series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                  In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Notes of all Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                  SECTION 5.07. Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Note on the due dates thereof expressed in such Note or in this Indenture, (ii) the unpaid principal, if any, of such Notes on the Final Maturity Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal and premium, if any, and interest, if any, on such Note on the Optional Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Note Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

                  SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

                  SECTION 5.11. Control by Holders. The Holders of not less than a majority of the Outstanding Amount of the Notes of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series or Class or Classes or exercising any trust or power conferred on the Indenture Trustee with respect to such Series or Class or Classes; provided that

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Note Collateral shall be by the Holders of Notes representing not less than 100 percent of the Outstanding Amount of the Notes of all Series;

                  (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Note Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the

         Outstanding Amount of the Notes of all Series to sell or liquidate the Note Collateral shall be of no force and effect; and

                  (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, the Indenture Trustee's duties shall be subject to
Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action.

                  SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of all Series as provided in Section 5.02, the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note of all Series or Classes affected. In the case of any such waiver, the Note Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten percent (10%) of the Outstanding Amount of the Notes of a Series or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Note on or after the due dates expressed in such Note and in this Indenture, (ii) the unpaid principal, if any, of any Note on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and premium, if any, and interest on any Note on or after the Optional Redemption Date therefor.

                  SECTION 5.14. Waiver of Stay or Extension Laws. The Note Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Note Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Note Issuer or by the levy of any execution under such judgment upon any portion of the Note Collateral or any other assets of the Note Issuer.

                  SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Note Issuer's expense, the Note Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Note Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Note Issuer under or in connection with any such agreements, respectively, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their respective obligations under the Sale Agreement and the Servicing Agreement, respectively.

                  (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of not less than a majority of the Outstanding Amount of the Notes of all Series shall, subject to Article VI, exercise all rights, remedies, powers, privileges and claims of the Note Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Note Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement or the Servicing Agreement, respectively, and any right of the Note Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              The Indenture Trustee

                  SECTION 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
         (b) of this Section 6.01;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

                  (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Note Issuer.

                  (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement and the Intercreditor Agreement.

                  (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) In the event that the Indenture Trustee is also acting as Paying Agent or Note Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

                  (j) Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect Transition Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Transition Property.

                  SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer's Certificate or an Opinion of Counsel that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

                  (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless it shall have reasonable grounds to believe that security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby is reasonably assured to it.

                  SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Note Issuer or its affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections
6.11 and 6.12.

                  SECTION 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Note Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Note Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                  SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing with respect to any Series and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Holder of Notes of all Series notice of the Default within 90 days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee. Except in the case of a Default in payment of principal of and premium, if any, or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. Except for an Event of Default under Sections 5.01(i), (ii) or (iii) and except as provided in the first sentence of this Section 6.05, in no event shall the Indenture Trustee be deemed to have knowledge of a Default.

                  SECTION 6.06. Reports by Indenture Trustee to Holders.

                  (a) So long as Notes are Outstanding and the Indenture Trustee is the Note Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year it shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.

                  (b) With respect to each Series of Notes, on or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of such Notes on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the applicable Issuance Certificate or Series Supplement, if any,) as to the Notes of such Series with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

                  (i) the amount of the payment to Holders allocable to principal, if any;

                  (ii) the amount of the payment to Holders allocable to interest;

                  (iii) the aggregate Outstanding Amount of such Notes, after giving effect to any payments allocated to principal reported under (i) above; and

                  (iv) the difference, if any, between the amount specified in subsection (iii) above and the Outstanding Amount specified in the related Expected Amortization Schedule.

                  (c) If any Notes are listed on the Luxembourg Stock Exchange and rules of such exchange so require, the Indenture Trustee shall arrange for publication in accordance with such rules a notice that such statement shall be available with the Note Issuer's listing agent in Luxembourg appointed pursuant to Section 3.02.

                  (d) The Note Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant's Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

                  SECTION 6.07. Compensation and Indemnity. The Note Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Note Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Note Issuer shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney's fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the
Note Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Note Issuer shall not relieve the Note Issuer of its obligations hereunder. The Note Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Note Issuer shall pay the reasonable fees and expenses of such counsel. The
Note Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e).

                  The payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(vi) or (vii) with respect to the Note Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

                  SECTION 6.08. Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Note Issuer, provided that no such resignation shall be effective until either (a) the Note Collateral has been completely liquidated and the proceeds of the liquidation distributed to the Holders or (b) a successor trustee having the qualifications set forth in
Section 6.11 has been designated and has accepted such trusteeship. The Holders of a majority in Outstanding Amount of the Notes of all Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Note Issuer shall remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                  (iv) the Indenture Trustee otherwise becomes incapable of acting.

                  If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Note Issuer shall promptly appoint a successor Indenture Trustee.

                  A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Note Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture and the Intercreditor Agreement. The successor Indenture Trustee shall mail a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee (including unless otherwise agreed by the successor Indenture Trustee, all REP Deposit Accounts held by the Indenture Trustee) to the successor Indenture Trustee.

                  If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Note Issuer or the Holders of a majority in Outstanding Amount of the Notes of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Note Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

                  SECTION 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, however, that if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee and any agent in Luxembourg appointed pursuant to Section 3.02.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

                  SECTION 6.10. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the Note Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Note Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Note Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Note Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and
Section 310(a)(5) and Section 26(a)(1) of the Investment Company Act of 1940. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of A (or the equivalent thereof) or better by all of the Rating Agencies from which a rating is available. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Note Issuer are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

                  SECTION 6.12. Preferential Collection of Claims Against Note Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                  SECTION 6.13. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that:

                  (a) the Indenture Trustee is a national banking association validly existing and in good standing under the laws of the United States; and

                  (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

                  SECTION 6.14. Annual Report by Independent Public Accountants. In the event the firm of independent certified public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm pursuant to Section 3.04 of the Servicing Agreement, the Indenture Trustee shall deliver such letter of agreement or consent in conclusive



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reliance upon the direction of the Note Issuer in accordance with Section 3.04 of the Servicing Agreement.

                  SECTION 6.15. Custody of Note Collateral. The Indenture Trustee shall hold such of the Note Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Note Collateral as constitute investment property through a securities intermediary (which may be the entity acting as Indenture Trustee), which securities intermediary shall agree (and, to the extent that the entity acting as Indenture Trustee is the securities intermediary, such entity hereby agrees with respect to itself as securities intermediary) with such entity that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, security interest, right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold Note Collateral through an agent or a nominee.

                                   ARTICLE VII

                           Holders' Lists and Reports

                  SECTION 7.01. Note Issuer To Furnish Indenture Trustee Names and Addresses of Holders. The Note Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date with respect to each Series and (ii) six months after the last Record Date with respect to each Series, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes of such Series as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the
Note Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. In addition, the Note Issuer shall furnish such list to any listing, transfer or paying agent appointed under
Section 3.02 to the extent such information is required by the rules and regulations of the Luxembourg Stock Exchange.

                  SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture



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

Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

                  (b) Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or under the Notes. In addition, upon the written request of any Holder or group of Holders of any Series or of all Outstanding Series of Notes evidencing not less than 10 percent of the Outstanding Amount of the Notes of that Series or all Series, as applicable, the Indenture Trustee shall afford the Holder or Holders access during business hours to the current list of Holders of that Series or all Outstanding Series, as applicable, for purposes of communicating with other Holders with respect to their rights hereunder.

                  (c) The Note Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.03. Reports by Note Issuer. (a) The Note Issuer shall:

                  (i) so long as the Note Issuer is required to file such documents with the SEC, provide to the Indenture Trustee and, so long as any Notes are listed on the Luxembourg Stock Exchange and its rules so require, with the listing agent of the Note Issuer in Luxembourg appointed pursuant to Section 3.02, within 15 days after the Note Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Note Issuer may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) provide to the Indenture Trustee, file with the SEC and, so long as any Notes are listed on the Luxembourg Stock Exchange and its rules so require, the listing agent of the Note Issuer in Luxembourg appointed pursuant to Section 3.02, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the
         Note Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in TIA Section 313(c)) and, so long as any Notes are listed on the Luxembourg Stock Exchange and its rules so require, to the listing agent of the Note Issuer in Luxembourg appointed pursuant to Section 3.02, such summaries of any information, documents and reports required to be filed by the
         Note Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.

                  (b) Unless the Note Issuer otherwise determines, the fiscal year of the Note Issuer shall end on December 31 of each year.

                  SECTION 7.04. Reports by Indenture Trustee. If required by TIA
Section 313(a), within 60 days after March 30 of each year, commencing with the year after the issuance of the



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

Notes of any Series, the Indenture Trustee shall mail to each Holder of Notes of such Series as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b); provided, however, that the initial report so issued shall be delivered not more than 12 months after the initial issuance of each Series.

                  A copy of each report at the time of its mailing to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Notes are listed. The Note Issuer shall notify the Indenture Trustee in writing if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

                  SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Note Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                  SECTION 8.02. Collection Account and REP Deposit Accounts. (a) Prior to the Series Issuance Date for the first Series of Notes issued hereunder, the Note Issuer shall open or cause to be opened, at the Indenture Trustee's office located at 100 Wall Street, Suite 1600, New York, NY 10005, or at another Eligible Institution, one or more segregated trust accounts in the Indenture Trustee's name for the deposit of Estimated TC Collections, TC Collections and all other amounts received with respect to the Note Collateral (collectively, the "Collection Account"). The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). Prior to or concurrently with the issuance of any Series of Notes the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Level for such Series. All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level for any Series of Notes) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Section 8.02(d) and (e). The Collection Account shall at all times be maintained in an Eligible Account, will be under the sole dominion and exclusive control of the Indenture Trustee, and only the Indenture Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in the Collection Account as part of the Note Collateral as herein provided.

                  (b) The Indenture Trustee (in its capacity as securities intermediary for the foregoing accounts) hereby confirms that (i) the Collection Account is, or at inception will be established as, a "securities account" as such term is defined in Section 8-501(a) of the UCC, (ii) it is a "securities intermediary" (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such accounts, and (iii) the Indenture Trustee for the benefit of the Holders is the sole "entitlement holder" (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and no other Person shall have the right to give "entitlement orders" (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Indenture Trustee (in its capacity as securities intermediary for the foregoing accounts) hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account and shall be treated by it as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. Notwithstanding anything to the contrary, New York State shall be deemed to be the location and jurisdiction of the Indenture Trustee (in its capacity as the securities intermediary for the foregoing accounts) for purposes of Section 8-110 of the UCC, and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

                  (c) The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02. The Indenture Trustee shall also pay from the Collection Account any amounts requested to be paid by or to the Servicer pursuant to Section 6.11(c)(ii) of the Servicing Agreement.

                  (d) TC Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(c) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer's Certificate, the Servicer's Certificate or upon other written notice provided by the Servicer pursuant to Section 6.11(c)(ii) of the Servicing Agreement, as applicable.

                  (e) On each Payment Date for any Series of Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account, including all net earnings thereon, to pay the following amounts, in accordance with the Servicer's Certificate, in the following priority:

                  (i) all amounts owed by the Note Issuer to the Indenture Trustee (including legal fees and expenses) shall be paid to the Indenture Trustee (subject to Section 6.07) and all



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

         amounts owed to the Independent Managers in connection with their acting as managers under the LLC Agreement shall be paid to the Independent Managers, as appropriate, in an amount not to exceed $120,000 annually or such greater amount as approved by the PUCT in any Subsequent Financing Order;

                  (ii) the Servicing Fee for such Payment Date and all unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other fees, expenses and indemnity amounts shall be paid to the Persons entitled thereto or, if such have been previously paid by the Note Issuer, to the Note Issuer in reimbursement thereof; provided that the amounts paid pursuant to this clause (iii) in any calendar year shall not exceed $120,000 or such greater amount as approved by the PUCT in any Subsequent Financing Order, less the amounts paid under clause (i) above;

                  (iv) any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Note Interest Rate) with respect to any Series of Notes shall be paid to the Holders of such Series of Notes;

                  (v) Periodic Interest for such Payment Date with respect to each Series of Notes shall be paid to the Holders of such Series of Notes;

                  (vi) any amounts due on such Payment Date to the counterparty under any Swap Agreement shall be paid with respect to each Series of Notes;

                  (vii) principal due and payable on the Notes of any Series as a result of an Event of Default or on the Final Maturity Date of the Notes of such Series or upon redemption, shall be paid to the Holders of such Series of Notes;

                  (viii) any overdue Periodic Principal payable with respect to any Series of Notes shall be paid to the Holders of such Series of Notes;

                  (ix) Periodic Principal for such Payment Date with respect to each Series of Notes shall be paid to the Holders of such Series of Notes;

                  (x) the amount, if any, by which the Required Capital Level with respect to all Outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

                  (xi) the amount, if any, by which the Required
         Overcollateralization Level with respect to all Outstanding Series of Notes exceeds the amount in the Overcollateralization Subaccount as of such Payment Date shall be allocated to the Overcollateralization Subaccount;

                  (xii) if there is a positive balance after making the foregoing allocations, an amount not to exceed the lesser of such balance and the investment earnings on the Capital Subaccount shall be paid to the Note Issuer;

                  (xiii) the balance, if any, shall be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates; and

                  (xiv) after principal of and premium, if any, and interest on all Notes of all Series, and all of the other foregoing amounts, have been paid in full, the balance (including all amounts then held in the Overcollateralization Subaccount, the Capital Subaccount and the Reserve Subaccount), if any, shall be paid to the Note Issuer, free from the lien of this Indenture.

All payments to the Holders of a Series pursuant to clauses (iv), (v), (vii),
(viii) and (ix) above or, in the case of clause (vii), if there is more than one Series of Notes outstanding payments to the Holders of all Series, shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of a Series comprised of two or more Classes, the Issuance Certificate or Series Supplement, if any, for such Series provides otherwise. Payments in respect of principal of and premium, if any, and interest on any Class of Notes will be made on a pro rata basis among all the Holders of such Class.

                  (f) If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (i) through (ix) of Section 8.02(e) above, the Indenture Trustee shall (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount and (iii) third, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses
(i) through (ix) of Section 8.02(e). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (x) and (xi) above, the Indenture Trustee shall draw from amounts on deposit in the Reserve Subaccount to make such allocations.

                  (g) The Indenture Trustee, shall, as directed by the Servicer under Section 3.05(e) of the Servicing Agreement, maintain one or more segregated accounts in the Indenture Trustee's name (the "REP Deposit Accounts") at its office located at 100 Wall Street, Suite 1600, New York, NY 10005, or at another Eligible Institution, for REP deposits provided pursuant to any Financing Order or Tariff, each such account for the benefit of the Indenture Trustee and the applicable Depositing REP. Pursuant to and in accordance with the applicable Financing Order, amounts received from any REP as a security deposit shall be deposited into the applicable REP Deposit Account. To the extent permitted by each applicable Financing Order, Tariff and PUCT Regulations, the REP Deposit Accounts shall at all times be maintained in Eligible Accounts, shall be subject to a perfected first priority security interest in favor of the Indenture Trustee for the benefit of the Holders of the Notes from time to time issued and outstanding, and shall be under the sole dominion and exclusive control of the Indenture Trustee. Funds in the REP Deposit Accounts shall not be commingled with any other moneys. All or a portion of the funds in the REP Deposit Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee in Eligible Investments pursuant to the written direction of the Servicer (or, absent such direction, in Eligible Investments of the type described in clause (a) of the definition thereof); provided, however, that (i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date for the related Series of Notes and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof. All moneys deposited from time to time in the REP Deposit Accounts and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in a REP Deposit Account as part of the Note Collateral as herein provided and shall only be allocated and released upon the direction of the Servicer in accordance with Section 3.05(e) of the Servicing Agreement as required or permitted by this Indenture, each applicable Financing Order, each applicable Tariff, or other applicable PUCT Regulations. Any loss resulting from investment made in Eligible Investments with moneys in a REP Deposit Account shall be charged to such REP Deposit Account. The Indenture Trustee shall release property from an REP Deposit Account only as and to the extent directed by the Servicer pursuant to the applicable Financing Order and the Servicing Agreement and as required or permitted by this Indenture. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Note Issuer or the Servicer to provide timely written investment direction.

                  SECTION 8.03. General Provisions Regarding the Collection Account. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date for the related Series of Notes and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Note Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Note Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Note Issuer or the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

                  (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (c) If (i) the Note Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Note Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes of any Series but the Notes of such Series shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more investments which qualify as investments in money market funds described under clause (d) of the definition of Eligible Investments.

                  (d) The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Note Issuer.

                  SECTION 8.04. Release of Note Collateral. (a) So long as the
Note Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Note Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Note Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Note Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any Note Collateral which is part of a Bill previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.

                  (b) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this
Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

                  (c) The Indenture Trustee shall, at such time as there are no Notes Outstanding, release any remaining portion of the Note Collateral that secured the Notes from the lien of this Indenture and release to the Note Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account.

                  SECTION 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Note Issuer to take any action pursuant to Section 8.04(b), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not



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

materially and adversely impair the security for the Notes or the rights of the Holders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Note Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                  SECTION 8.06. Reports by Independent Accountants. As of the Closing Date, the Note Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Issuance Certificates or Series Supplements, if any. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Note Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Note Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Note Issuer of, such firm the Note Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Note Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned or been terminated within 15 days after such resignation or termination, the Indenture Trustee shall promptly notify the Note Issuer of such failure in writing. If the Note Issuer shall not have appointed a successor within 10 days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation; provided that the Indenture Trustee shall have no liability with respect to such appointment if the Indenture Trustee acted with due care with respect thereto. The fees of such Independent certified public accountants and its successor shall be payable by the Note Issuer.

                                   ARTICLE IX

                             Supplemental Indentures

                  SECTION 9.01. Supplemental Indentures Without Consent of Holders. (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Note Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;



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                  (ii) to evidence the succession, in compliance with the
         applicable provisions hereof, of another person to the Note Issuer, and the assumption by any such successor of the covenants of the Note Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Note Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Note Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that (i) such action shall not, as evidenced by an Opinion of Counsel of external counsel, adversely affect in any material respect the interests of the Holders of the Notes and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI;

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

                  (viii) to set forth the terms of any Series that has not theretofore been authorized by an Issuance Certificate or Series Supplement or to provide for the execution and delivery of any Swap Agreement in connection with such series.

                  The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Note Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

                  SECTION 9.02. Supplemental Indentures with Consent of Holders. The Note Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice



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to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes of each Series or Class to be affected, by Act of such Holders delivered to the Note Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note of each Series or Class affected thereby:

                  (i) change the date of payment of any installment of principal of or premium, if any, or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change any Optional Redemption Price, change the provisions of this Indenture and the related applicable Issuance Certificate or Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Note Collateral to payment of principal of or premium, if any, or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
         Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of optional redemption, on or after the Optional Redemption Date);

                  (ii) reduce the percentage of the Outstanding Amount of the Notes or of a Series or Class thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Note Issuer to sell or liquidate the Note Collateral pursuant to Section 5.04;

                  (v) modify any provision of this Section to decrease any minimum percentage specified herein necessary to approve any amendments to any provisions of this Indenture;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

                  (vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Note Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at



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         any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

                  (viii) cause any material adverse federal income tax consequence to the Seller, the Note Issuer, the Managers, the Indenture Trustee or the then existing Holders.

                  The Indenture Trustee may in its discretion determine whether or not any Notes of a Series or Class would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes of such Series or Class, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the Note Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the
Note Issuer shall mail to the Rating Agencies and the Holders of the Notes to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. If any Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Indenture Trustee shall arrange for publication in accordance with such rules of a notice that the notice regarding the Supplemental Indenture shall be available with the Note Issuer's listing agent in Luxembourg appointed pursuant to Section 3.02.

                  SECTION 9.03. PUCT Condition. Notwithstanding anything to the contrary in Section 9.01 or 9.02, no supplemental indenture shall be effective except upon satisfaction of the conditions precedent in this Section 9.03.

                  (a) At least fifteen days prior to the effectiveness of any such supplemental indenture and after obtaining the other necessary approvals set forth in Section 9.01 or 9.02, as applicable, except for the consent of the Indenture Trustee and the Holders if the consent of the Holders is required or sought by the Indenture Trustee in connection with such supplemental indenture, the Seller shall have delivered to the PUCT's executive director and general counsel written notification of any proposed supplemental indenture, which notification shall contain:

                  (i) a reference to Docket No. 21528;

                  (ii) an Officer's Certificate stating that the proposed supplemental indenture has been approved by all parties to this Agreement or, if the consent of the Holders is required or being sought by the Indenture Trustee, that the supplemental indenture has been approved by all parties to this agreement other than the Holders, subject to the consent of the Holders; and



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

                  (iii) a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed supplemental indenture or to request additional time;

                  (b) If the PUCT or its staff shall have, within fifteen days (subject to extension as provided in Section 9.03(c) below) of receiving a notification complying with Section 9.03(a) above, delivered to the office of the person specified in Section 9.03(a)(iii) above a written statement that the PUCT might object to the proposed supplemental indenture, then such proposed supplemental indenture shall not be effective unless and until the PUCT subsequently delivers a written statement in writing that it does not object to such proposed supplemental indenture.

                  (c) If the PUCT or its staff shall have, within fifteen days of receiving a notification complying with Section 9.03(a) above, delivered to the office of the person specified in Section 9.03(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such supplemental indenture, then such proposed supplemental indenture shall not be effective if, within such extended period, the PUCT shall have delivered to the office of the person specified in Section 9.03(a)(iii) above a written statement as described in Section 9.03(b) above, unless and until the PUCT subsequently delivers a written statement in writing that it does not object to such proposed supplemental indenture.

                  (d) If the PUCT or its staff shall have not delivered written notice that the PUCT might object to such proposed supplemental indenture within the time periods described in Section 9.03(b) or Section 9.03(c) above, whichever is applicable, then the PUCT shall be conclusively deemed not to have any objection to the proposed supplemental indenture and such supplemental indenture may subsequently become effective upon satisfaction of the other conditions specified in Section 9.01 or 9.02.

                  (e) Following the delivery of a notice to the PUCT by the Seller under Section 9.03(a) above, the Seller and the Note Issuer shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed supplemental indenture.

                  SECTION 9.04. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.05. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Class of Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Note Issuer and the



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Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.06. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

                  SECTION 9.07. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Note Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Note Issuer, to any such supplemental indenture may be prepared and executed by the Note Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               Redemption of Notes

                  SECTION 10.01. Optional Redemption by Note Issuer. The Note Issuer may, at its option, redeem all, but not less than all, of the Notes of a Series (a) on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of any such Series of Notes has been reduced to less than five percent of the initial principal balance thereof, or (b) if specified in the related Issuance Certificate or Series Supplement on any Payment Date from the proceeds of the issuance and sale of the Notes of any other Series. In addition, a Series of Notes shall be subject to redemption if and to the extent provided in the related Issuance Certificate or Series Supplement. In no event, however, shall any Notes be redeemable unless the Rating Agency Condition shall be satisfied with respect to such redemption. The redemption price in any case shall be equal to the outstanding principal amount of the Notes to be redeemed plus, premium, if any, accrued and unpaid interest thereon at the Note Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If less than all the Notes of any Series are to be redeemed (unless all of the Notes of such Series and of a specified Class are to be redeemed), the particular Notes to be redeemed shall be selected not more than 50 and not less than 25 days prior to the Optional Redemption Date by the Note Issuer, from the Notes of such Series not previously called for redemption, by such method as the
Note Issuer shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the Minimum Denomination for Notes of that Series or any integral multiple thereof) of the principal amount of Notes of such Series of a denomination larger than the Minimum Denomination for Notes of that Series. If less than all of the Notes of such Series and of a specified Class are to be redeemed, the particular Notes to be redeemed shall be selected not more than 50 and not less than 25 days prior to the Optional Redemption Date by the Note Issuer, from the Outstanding Notes of such Series and specified Class not previously called for redemption in accordance with the preceding sentence.



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                  For all purposes of this Indenture, unless the context
otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  If the Note Issuer shall elect to redeem the Notes of a Series pursuant to this Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Indenture Trustee and the Rating Agencies not more than 50 and not less than 25 days prior to the Optional Redemption Date and shall deposit with the Indenture Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes of such Series pursuant to this Section 10.01.

                  SECTION 10.02. Form of Optional Redemption Notice. Unless otherwise specified in the Issuance Certificate or Series Supplement relating to a Series of Notes, notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable Optional Redemption Date to each Holder of Notes to be redeemed, as of the close of business on the Record Date preceding the applicable Optional Redemption Date at such Holder's address appearing in the Note Register.

                  All notices of redemption shall state:

                  (1) the Optional Redemption Date;

                  (2) the Optional Redemption Price;

                  (3) if less than all the Notes which remain Outstanding of any Series are to be redeemed, the identification (and in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed;

                  (4) the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Note Issuer to be maintained as provided in Section 3.02);

                  (5) the CUSIP number, if applicable; and

                  (6) the principal amount of Notes to be redeemed.

                  Notice of redemption of the Notes to be redeemed shall be given by the Indenture Trustee in the name and at the expense of the Note Issuer. For so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Indenture Trustee shall arrange that such notice will also be given by publication pursuant to such rules at least ten (10) days prior to the Optional Redemption Date. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.



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

                  SECTION 10.03. Notes Payable on Optional Redemption Date. Notice of redemption having been given as provided in Section 10.02, the Notes to be redeemed shall on the Optional Redemption Date become due and payable at the Optional Redemption Price and (unless the Note Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

                  SECTION 10.04. Notes Redeemed in Part. If any Note is to be redeemed only in part, the Note Issuer shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same Series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Book-Entry Note is so surrendered, such new Note so issued shall be a new Book-Entry Note.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Note Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Note Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.



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

                  (b) (i) Prior to the deposit of any Note Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Note Issuer shall, in addition to any obligation imposed in
Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Note Issuer of the Note Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Note Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Note Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Note Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Note Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Notes of all Series, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Note Issuer as set forth in the related Officer's Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the Notes of all Series.

                  (iii) Whenever any property or securities are to be released from the lien of this Indenture other than pursuant to Section 8.02(e), the Note Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Note Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause
         (iii) above, the Note Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to such Series, or securities released from the lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Notes of all Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than the lesser of
         (A) $25,000 or (B) one percent of the then Outstanding Amount of the Notes of all Series.

                  (v) Notwithstanding Section 2.16 or any other provision of this Section 11.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Transition Property and the other Note Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.



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

                  SECTION 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of a Responsible Officer of the
Note Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Note Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Note Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Note Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Note Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Note Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 11.03. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Note Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Note Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Note Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 11.04. Notices, etc., to Indenture Trustee, Note Issuer and Rating Agencies. (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                  (i) the Indenture Trustee by any Holder or by the Note Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Indenture Trustee at its Corporate Trust Office,

                  (ii) the Note Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Note Issuer addressed to:
         CPL Transition Funding LLC at 1616 Woodall Rodgers Freeway, Dallas, Texas 75202, Attention of Wendy G. Hargus, Manager, telephone: (214) 777-1338, facsimile: (214) 777-1223 or at any other address previously furnished in writing to the Indenture Trustee by the Note Issuer. The
         Note Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee, or

                  (iii) the PUCT by the Seller, the Note Issuer or the Indenture Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the PUCT addressed to: to 1701 N. Congress Avenue, Austin, Texas 78711-3326, Attention of Executive Director and General Counsel, telephone: (512) 936-7040, facsimile: (512) 936-7036.

                  (b) Notices required to be given to the Rating Agencies by the
Note Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's, to: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, telephone: (212) 553-3686, facsimile
(212) 553-0573, (ii) in the case of Standard & Poor's, to: Standard & Poor's Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department, telephone: (212) 438-2000, facsimile: (212) 438-2665, (iii) in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention of ABS Surveillance, telephone: (212) 908-0500, facsimile: (212) 908-0355 and (iv) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 11.05. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                  SECTION 11.06. Notices to Luxembourg Stock Exchange.

                  (a) For so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Note Issuer shall notify the Luxembourg Stock Exchange and any agent appointed pursuant to Section
3.02 if any rating assigned to such Notes is reduced or withdrawn and shall arrange for such notice to be published pursuant to the rules of such exchange.

                  (b) For so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Indenture Trustee shall make available to the Holders of such Notes and shall deposit upon written request on file with the Note Issuer's listing agent in Luxembourg appointed pursuant to Section 3.02 copies of the Basic Documents, all reports provided to Holders pursuant to this Indenture, the prospectus related to such Notes, the reports of Independent certified public accountants obtained with respect to the
Note Issuer pursuant to this Indenture, the financial information regarding CPL in its annual report on Form 10-K for the fiscal year ended most recently prior to the date of this Indenture and copies of each annual report of CPL on Form 10-K for subsequent fiscal years. The Indenture Trustee shall deposit with the Chief Registrar of the District Court of Luxembourg prior to the listing of any Notes on the Luxembourg Stock Exchange a copy of the certificate of Formation of the Note Issuer, the LLC Agreement and any legal notices relating to the issuance of such Notes.

                  SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Note Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

                  SECTION 11.10. Severability. Any provision in this Indenture or in the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Note Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                  SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Note Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                  SECTION 11.16. Note Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Note Issuer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Note Issuer (including CPL) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Note Issuer (including CPL) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers or CPL has any such obligations in their respective individual or corporate capacities).

                  SECTION 11.17. No Recourse to Note Issuer. Notwithstanding any provision of this Indenture or any Issuance Certificate or any Series Supplement to the contrary, Holders shall have no recourse against the Note Issuer, but shall look only to the Note Collateral with respect to any amounts due to the Holders hereunder and under the Notes.

                  SECTION 11.18. Inspection. The Note Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Note Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Note Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Note Issuer's affairs, finances and accounts with the Note Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Note Issuer, provided such parties are rightfully in possession of such information, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Indenture or the Basic Documents approved in advance by the
Note Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 11.18, or (iii) any other disclosure authorized by the
Note Issuer.

                  SECTION 11.19. No Petition. The Indenture Trustee, by entering into this Indenture, each Holder, by accepting a Note (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Note Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Note Issuer or under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Note Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Note Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Note Issuer which is filed or commenced by or on behalf of a person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the
Note Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Note Issuer or any of its properties.

                  SECTION 11.20. Intercreditor Agreement. The Indenture Trustee is hereby authorized, at the request of the Note Issuer, to execute and deliver any Intercreditor Agreement subject only to the satisfaction of the Rating Agency Condition and receipt by the Indenture Trustee of the Opinion of Counsel referenced therein. Each Intercreditor Agreement shall be binding on the Holders.

                  IN WITNESS WHEREOF, the Note Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

                                       CPL TRANSITION FUNDING LLC


                                       By: /s/ Wendy G. Hargus
                                           -------------------
                                       Name:  Wendy G. Hargus
                                       Title: Manager


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Indenture Trustee and Securities
                                       Intermediary


                                       By: /s/ Melissa A. Rosal
                                           --------------------
                                       Name:  Melissa A. Rosal
                                       Title: Vice President









                           Signature Page to Indenture

STATE OF NEW YORK          )
                           ) ss:
COUNTY OF MANHATTAN        )




                  On the 7th day of February, 2002, before me, Elinor J. Kim, a Notary Public in and for said county and state, personally appeared Melissa A. Rosal, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person's authorized capacity, and that by the signature on the instrument U.S. Bank National Association, a national banking association, and the entity upon whose behalf the person acted, executed this instrument.

                  WITNESS my hand and official seal.




                                       /s/ Elinor J. Kim
                                       -----------------------------------------
                                       Notary Public
                                       My commission expires: 7/24/02
                                                             -------------------
                                       [Official Seal]

STATE OF  New York           )
         --------------------
                             ) ss:
COUNTY OF New York           )
          -------------------




                 On the 6th day of February, 2002, before me, Christine Lazatin, a Notary Public in and for said county and state, personally appeared Wendy G. Hargus, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as a manager of CPL TRANSITION FUNDING LLC, and that by his/her signature on the instrument CPL TRANSITION FUNDING LLC, a Delaware limited liability company and the entity upon whose behalf such person acted, executed this instrument.

                  WITNESS my hand and official seal.




                                       /s/ Christine Lazatin
                                       -----------------------------------------
                                       Notary Public
                                       My commission expires:  8/28/02
                                                             -------------------
                                       [official seal]

                                                                       EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. _____                                       $________

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                                       CUSIP NO.

                  THE PRINCIPAL OF THIS SERIES [ ], CLASS [ - ] ("THIS CLASS
[ - ] NOTE") WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [ - ] NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS NOTE HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE NOTE COLLATERAL, AS DESCRIBED IN THE INDENTURE AND ANY RELATED ISSUANCE CERTIFICATE OR SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS CLASS [ - ] NOTE UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS CLASS [ - ] NOTE HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE SERIES [ ] CLASS [ - ] NOTES, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO

ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

                  CPL TRANSITION FUNDING LLC TRANSITION NOTES,

                            SERIES [ ], Class [ - ].

INTEREST                                 ORIGINAL PRINCIPAL                     FINAL MATURITY
  RATE                                         AMOUNT                                DATE
--------                                 ------------------                     --------------



                  CPL Transition Funding LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the "Note Issuer"), for value received, hereby promises to pay to [ ], or registered assigns, the Original Principal Amount shown above [in semi-annual installments] on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each __________ and __________ or if any such day is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount of this Series [ ], Class [ - ] Note (hereinafter referred to as "this Class [ - ] Note"). Interest on this Class [ - ] Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of [specify method of computation]. Such principal of and interest on this Class [ - ] Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Class [ - ] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Note Issuer with respect to this Class [ - ] Note shall be applied first to interest due and payable on this Class [ - ] Note as provided above and then to the unpaid principal of and premium, if any, on this Class [ - ] Note, all in the manner set forth in Section 8.02 of the Indenture.

                  Reference is made to the further provisions of this Class
[ - ] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [ - ] Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class [ - ] Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Note Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:                                  CPL TRANSITION FUNDING LLC


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title: Manager

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:      ,
      ------
                  This is one of the Series [     ], Class [  -  ] Notes,
designated above and referred to in the within-mentioned Indenture.


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Indenture Trustee

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                               REVERSE OF NOTE*(1)

                  This Series [ ], Class [ - ] Note is one of a duly authorized issue of Notes of the Note Issuer (herein called the "Notes"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and the Series [ ] Notes consists of [ ] Classes, including this Class [ - ] Note (herein called the "Class [ - ] Notes"), all issued and to be issued under an Indenture dated as of [ ], 2002, (the "Indenture"), between the Note Issuer and U.S. Bank National Association, as Indenture Trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Note Issuer, the Indenture Trustee and the Holders of the Notes. All terms used in this Class [ - ] Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

                  The Class [ - ] Notes, the other Classes of Series [ ] Notes (all of such Classes being referred to herein as "Series [ ] Notes") and any other Series of Notes issued by the Note Issuer are and will be equally and ratably secured by the Note Collateral pledged as security therefor as provided in the Indenture.

                  The principal of this Class [ - ] Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the related Issuance Certificate or Series Supplement as Schedule A, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture) or (y) the Note Issuer, at its option, shall have called for the redemption of the Series [ ] Notes pursuant to Section 10.01 of the Indenture or in accordance with the Issuance Certificate or Series Supplement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Class [ - ] Note shall be due and payable on the earlier of the Final Maturity Date hereof and the Optional Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in the manner provided in
Section 5.02 of the



----------

*(1) The form of the reverse of a Note is substantially as follows, unless otherwise specified in the related Issuance Certificate or Series Supplement.

Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Class [ - ] Notes shall be made pro rata to the Class [ - ] Holders entitled thereto based on the respective principal amounts of the Class [ - ] Notes held by them.

                  Payments of interest on this Class [ - ] Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class [ - ] Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the related Issuance Certificate or Series Supplement, if any, except for the final installment of principal and premium, if any, payable with respect to this Class [ - ] Note on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class [ - ] Note be submitted for notation of payment. Any reduction in the principal amount of this Class [ - ] Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class [ - ] Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [ - ] Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Note Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class [ - ] Note and shall specify the place where this Class [ - ] Note may be presented and surrendered for payment of such installment.

                  The Note Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

                  As provided in the Indenture, the Class [ - ] Notes may be redeemed, in whole but not in part, at the option of the Note Issuer on any date at the Optional Redemption Price (a) if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Class [ - ] Notes has been reduced to less than five percent of the initial principal balance thereof or (b) from the proceeds of the issuance and sale of the Notes of any other Series.

                  This Note is a "transition bond" as such term is defined in the Securitization Law. Principal and interest due and payable on this Note are payable from and secured primarily by Transition Property created and established by a Financing Order obtained from the Public Utility Commission of Texas pursuant to the Securitization Law. Transition Property consists of the rights and interests of the Seller in the relevant Financing Order, including the right to impose, collect and recover certain charges (defined in the Securitization Law as "Transition Charges") to be included in regular electric utility bills of existing and future electric service customers within the service territory of Central Power and Light Company, a Texas electric utility, or its successors or assigns, as more fully described in the Financing Order.

                  The Securitization Law provides that: "Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds."

                  As a result of the foregoing pledge, the State of Texas may not, except as provided in the succeeding sentence, in any way reduce, alter or impair the Transition Charges until the Notes, together with interest thereon, are fully paid and discharged. Notwithstanding the immediately preceding sentence, the State of Texas would be allowed to effect a temporary impairment of the Holders' rights if it could be shown that such impairment was necessary to advance a significant and legitimate public purpose.

                  The Note Issuer and CPL hereby acknowledge that the purchase of this Note by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class [ - ] Note may be registered on the Note Register upon surrender of this Class [ - ] Note for registration of transfer at the office or agency designated by the Note Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Indenture Trustee, and
(b) such other documents as the Indenture Trustee may require, and thereupon one or more new Class [ - ] Notes of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class [ - ] Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04, 9.06 or 10.04 of the Indenture not involving any transfer.

                  Each Note holder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Note Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Note Issuer (including CPL) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Note Issuer (including CPL) in its respective individual capacity, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers or CPL has any such obligations in their respective individual or corporate capacities).

                  Prior to the due presentment for registration of transfer of this Class [ - ] Note, the Note Issuer, the Indenture Trustee and any agent of the Note Issuer or the Indenture Trustee may treat the Person in whose name this Class [ - ] Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class [ - ] Note and for all other purposes whatsoever, whether or not this Class [ - ] Note be overdue, and neither the
Note Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Note Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Note Issuer with the consent of the Holders of Notes representing not less than a majority of the Outstanding Amount of all Notes at the time outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of all Series, on behalf of the Holders of all the Notes, to waive compliance by the Note Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class [ - ] Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class [ - ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class [ - ] Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Note Issuer on this Class [ - ] Note and
(b) certain restrictive covenants and the related Events of Default, upon compliance by the Note Issuer with certain conditions set forth herein, which provisions apply to this Class [ - ] Note.

                  The term "Note Issuer" as used in this Class [ - ] Note includes any successor to the Note Issuer under the Indenture.

                  The Note Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                  The Class [ - ] Notes are issuable only in registered form in denominations as provided in the Indenture and the related Issuance Certificate or Series Supplement, if any, subject to certain limitations therein set forth.

                  This Class [ - ] Note, the Indenture and the related Issuance Certificate or Series Supplement, if any, shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws; provided that the creation, attachment and perfection of any liens created under the Indenture in Transition Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to such Transition Property, shall be governed by the laws of the State of Texas.

                  No reference herein to the Indenture and no provision of this Class [ - ] Note or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Class [ - ] Note at the times, place, and rate, and in the coin or currency herein prescribed.

                  The Holder of this Class [ - ] Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the related Issuance Certificate or Series Supplement, if any, to the contrary, the Holder shall have no recourse against the Note Issuer, but shall look only to the Note Collateral, with respect to any amounts due to the Holder under this Class [ - ] Note.

                  The Note Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Class [ - ] Note, by acquiring any Class [ - ] Note or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Class [ - ] Notes qualify under applicable tax law as indebtedness of the sole owner of the Note Issuer secured by the Note Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Class [ - ] Notes are outstanding, agree to treat the Class [ - ] Notes as indebtedness of the sole owner of the Note Issuer secured by the Note Collateral unless otherwise required by appropriate taxing authorities.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Class [ - ] Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM             as tenants in common

TEN ENT             as tenants by the entireties

JT TEN as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT                       Custodian
                    -------------------           ----------------------
                        (Custodian)                       (minor)
                    Under Uniform Gifts to Minor Act (                    )
                                                      --------------------
                                                             (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

----------

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                         (name and address of assignee)

the within Class [ - ] Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Class [ - ] Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       ----------------                -----------------------------------------
                                       Signature Guaranteed:

                                       -----------------------------------------
(2)

----------

(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class


[ - ] Note in every particular, without alteration, enlargement or any change whatsoever.


NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or
(iv) such other guarantee program acceptable to the Indenture Trustee.

                                                                       EXHIBIT B

                  ISSUANCE CERTIFICATE dated as of ____, ____ (this "Certificate"), executed and delivered by CPL TRANSITION FUNDING LLC, a limited liability company created under the laws of the State of Delaware (the "Note Issuer"), to U.S. Bank National Association, a national banking association (the "Indenture Trustee"), as Indenture Trustee under the Indenture dated as of [ ], 2002, between the Note Issuer and the Indenture Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

                  Article II of the Indenture provides, among other things, that the Note Issuer may at any time and from time to time execute and deliver to the Indenture Trustee one or more Issuance Certificates for the purposes of authorizing the issuance by the Note Issuer of a Series of Notes and specifying the terms thereof. The Note Issuer has duly authorized the creation of a Series of Notes with an initial aggregate principal amount of $ [ ] to be known as CPL Transition Funding LLC Notes, Series [ ] (the "Series [ ] Notes"), and the Note Issuer is executing and delivering this Certificate in order to provide for the Series [ ] Notes.

                  All terms used in this Certificate that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Certificate or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Certificate shall govern.

                  SECTION 1. Designation. The Series [ ] Notes shall be designated generally as Transition Notes, Series [ ] and further denominated as Classes [ ] through [ ].

                  SECTION 2. Initial Principal Amount; Note Interest Rate; Scheduled Payment Date; Final Maturity Date. The Notes of each Class of the Series [ ] shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Payment Dates and Final Maturity Dates set forth below:

                                 Initial                  Note                 Scheduled                Final
                                Principal               Interest                Payment               Maturity
         Class                   Amount                   Rate                   Date                   Date
         -----                  ---------               --------               ---------              --------



The Note Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months. [If the Notes of all or any Classes are to be Floating Rate Notes, describe here the index or indexes to be used to determine the applicable variable interest rate].

                  SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Required Overcollateralization Level; No Premium; Other Terms. (a) Authentication Date. The Series [ ] Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Note Issuer on [ ] (the "Series Issuance Date") shall have as their date of authentication [ ].

                  (b) Payment Dates. The Payment Dates for the Series [ ] Notes are __________ and __________ of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of repayment of the Series [ ], Class [ ] Notes in full and the Final Maturity Date for the Series [ ], Class [ ] Notes.

                  (c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e)[(IX)] of the Indenture as principal, in the following order and priority: [(1) to the holders of the Class A-1 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (2) to the holders of the Class A-2 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (3) to the holders of the Class A-3 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (4) to the holders of the Class A-4 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (5) to the holders of the Class A-5 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (6) to the holders of the Class A-6 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (7) to the holders of the Class A-7 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; and (8) to the holders of the Class A-8 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero;] provided, however, that in no event shall a principal payment pursuant to this
Section 3(c) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Notes to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date.

                  (d) Periodic Interest. Periodic Interest will be payable on each Class of the Series [ ] Notes on each Payment Date in an amount equal to [ONE-HALF] of the product of (i) the applicable Note Interest Rate and (ii) the Outstanding Amount of the related Class of Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series [ ] Notes on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

                  (e) Required Overcollateralization Level. The Required Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

                  [(f) No Premium. No premium will be payable in connection with any optional redemption of the Series [ ] Notes.]

                  [(g) The Series [ ] Notes shall not be Book-Entry Notes and the applicable provisions of Section 2.11 of the Indenture shall not apply to such Notes.]

                  SECTION 4. Minimum Denominations. The Series [ ] Notes shall be issuable in the Minimum Denomination and integral multiples thereof.

                  SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides that with respect to a particular Series of Notes, certain terms will have the meanings specified in the related Certificate. With respect to the Series [ ] Notes, the following definitions shall apply:

                  "Minimum Denomination" shall mean [$1,000].

                  "Note Interest Rate" has the meaning set forth in Section 2 of this Certificate.

                  "Payment Date" has the meaning set forth in Section 3(b) of this Certificate.

                  "Periodic Interest" has the meaning set forth in Section 3(d) of this Certificate.

                  "Series Issuance Date" has the meaning set forth in Section 3(a) of this Certificate.

                  SECTION 6. Delivery and Payment for the Series [ ] Notes; Form of the Series [ ] Notes. The Indenture Trustee shall deliver the Series [ ] Notes to the Note Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series [ ] Notes of each Class shall be in the form of Exhibits [A-1 through A-_] hereto.

                  SECTION 7. Ratification of Agreement. As supplemented by this Certificate, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Certificate, shall be read, taken, and construed as one and the same instrument.

                  SECTION 8. Counterparts. This Certificate may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 9. Governing Law. This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided that the creation, attachment and perfection of any liens created under the Indenture in Transition Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to such Transition Property, shall be governed by the laws of the State of Texas.

                  SECTION 10. Note Issuer Obligation. No recourse may be taken directly or indirectly, with respect to the obligations of the Note Issuer on the Notes, under the Indenture or under this Certificate or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities,
(ii) any owner of a membership interest in the Note Issuer (including CPL) or
(iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a membership interest in the Note Issuer (including CPL) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers or CPL has any such obligations in their respective individual or corporate capacities).

                  IN WITNESS WHEREOF, the Note Issuer has caused this Certificate to be duly executed by a Responsible Officer thereunto duly authorized as of the first day of the month and year first above written.

                                       CPL TRANSITION FUNDING LLC, as Note
                                       Issuer,


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: Manager

RECEIVED, this ____ day
of ___________.


U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee


By:
   -------------------------------
Name:
Title:

                                                                      SCHEDULE A

                         Expected Amortization Schedule

                          Outstanding Principal Balance

    Date                              Class         Class         Class         Class         Class
    ----                              -----         -----         -----         -----         -----
    Series Issuance                   $             $             $             $             $
    Date
               ,20
               ,20
               ,20
               ,20
    [ETC.]

                                                                      SCHEDULE B

                  Required Overcollateralization Level Schedule


                                                                          Required
                   Payment Date                                  Overcollateralization Level
                   ------------                                  ---------------------------
                             ,20                                 $

                             ,20                                 $

                             ,20                                 $

                            [Etc.]                               $

                                                                       EXHIBIT C

                  SERIES SUPPLEMENT dated as of ______________, 2000 (this "Supplement"), by and between CPL TRANSITION FUNDING LLC, a limited liability company created under the laws of the State of Delaware (the "Note Issuer"), and U.S. Bank National Association, a national banking association (the "Indenture Trustee"), as Indenture Trustee under the Indenture dated as of [ ], 2002, between the Note Issuer and the Indenture Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

                  Section 9.01 of the Indenture provides, among other things, that the Note Issuer and the Indenture Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Note Issuer of a Series of Notes and specifying the terms thereof. The Note Issuer has duly authorized the creation of a Series of Notes with an initial aggregate principal amount of $ [ ] to be known as CPL Transition Funding LLC Notes, Series [ ] (the "Series [ ] Notes"), and the Note Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series [ ] Notes.

                  All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

                  SECTION 1. Designation. The Series [ ] Notes shall be designated generally as the Transition Notes, Series [ ] and further denominated as Classes [ ] through [ ].

                  SECTION 2. Initial Principal Amount; Note Interest Rate; Scheduled Payment Date; Final Maturity Date. The Notes of each Class of the Series [ ] shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Payment Dates and Final Maturity Dates set forth below:

                         Initial                  Note               Scheduled              Final
Class                    Principal Amount         Interest Rate      Payment Date           Maturity Date
-----                    ----------------         -------------      ------------           -------------



The Note Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months. [If the Notes of all or any Classes are to be Floating Rate Notes, describe here the index or indexes to be used to determine the applicable variable rate.]

                  SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Required Overcollateralization Level; No Premium; Other Terms. (a) Authentication Date. The Series [ ] Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Note Issuer on [ ] (the "Series Issuance Date") shall have as their date of authentication [ ].

                  (b) Payment Dates. The Payment Dates for the Series [ ]Notes are __________ and __________ of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of repayment of the Series [ ], Class [ ] Notes in full and the Final Maturity Date for the Series [ ], Class [ ] Notes.

                  (c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(d)[(IX)] of the Indenture as principal, in the following order and priority: [(1) to the holders of the Class A-1 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (2) to the holders of the Class A-2 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (3) to the holders of the Class A-3 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (4) to the holders of the Class A-4 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (5) to the holders of the Class A-5 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (6) to the holders of the Class A-6 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (7) to the holders of the Class A-7 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; and (8) to the holders of the Class A-8 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero;] provided, however, that in no event shall a principal payment pursuant to this
Section 3(c) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Notes to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date.

                  (d) Periodic Interest. Periodic Interest will be payable on each Class of the Series [ ] Notes on each Payment Date in an amount equal to [ONE-HALF] of the product of (i) the applicable Note Interest Rate and (ii) the Outstanding Amount of the related Class of Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Series [ ] Notes on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

                  (e) Required Overcollateralization Level. The Required Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

                  [(f) No Premium. No premium will be payable in connection with any optional redemption of the Series [ ] Notes.]

                  [(g) The Series [ ] Notes shall not be Book-Entry Notes and the applicable provisions of Section 2.11 of the Indenture shall not apply to such Notes.]

                  SECTION 4. Minimum Denominations. The Series [ ] Notes shall be issuable in the Minimum Denomination and integral multiples thereof.

                  SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides that with respect to a particular Series of Notes, certain terms will have the meanings specified in the related Supplement. With respect to the Series [ ] Notes, the following definitions shall apply:

                  "Minimum Denomination" shall mean [$1,000].

                  "Note Interest Rate" has the meaning set forth in Section 2 of this Supplement.

                  "Payment Date" has the meaning set forth in Section 3(b) of this Supplement.

                  "Periodic Interest" has the meaning set forth in Section 3(d) of this Supplement.

                  "Series Issuance Date" has the meaning set forth in Section 3(a) of this Supplement.

                  SECTION 6. Delivery and Payment for the Series [ ] Notes; Form of the Series [ ] Notes. The Indenture Trustee shall deliver the Series [ ] Notes to the Note Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series [ ] Notes of each Class shall be in the form of Exhibits [A-1 through A-_] hereto.

                  SECTION 7. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

                  SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 9. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided that the creation, attachment and perfection of any liens created under the Indenture in Transition Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to such Transition Property, shall be governed by the laws of the State of Texas.

                  SECTION 10. Note Issuer Obligation. No recourse may be taken directly or indirectly, with respect to the obligations of the Note Issuer on the Notes, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities,
(ii) any owner of a beneficial interest in the Note Issuer (including CPL) or
(iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Note Issuer (including CPL) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers and CPL have any such obligations in their respective individual or corporate capacities).

                  IN WITNESS WHEREOF, the Note Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

                                       CPL TRANSITION FUNDING LLC,
                                       as Note Issuer,

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: Manager


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Indenture Trustee


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE A

                         Expected Amortization Schedule

                          Outstanding Principal Balance

    Date                              Class         Class         Class         Class         Class
    ----                              -----         -----         -----         -----         -----
    Series Issuance                   $             $             $             $             $
    Date
               ,20
               ,20
               ,20
               ,20
    [ETC.]

                                                                      SCHEDULE B



                  Required Overcollateralization Level Schedule

                                                                         Required
              Payment Date                                      Overcollateralization Level
              ------------                                      ---------------------------
                       ,20                                      $
                       ,20                                      $
                       ,20                                      $
                       [ETC.]                                   $

                                                                       EXHIBIT D

                            LETTER OF REPRESENTATION

                                                                          [Date]

U.S. Bank National Association,
    as Indenture Trustee
    400 North Michigan Avenue, 2nd Floor
    ILWB0410
    Chicago, Illinois 60611

CPL Transition Funding LLC,
    as Note Issuer
    c/o American Electric Power Company, Inc.
    1 Riverside Plaza,
    Columbus, Ohio 43215

         Re: CPL Transition Funding LLC Transition Notes - Series [ ], Class
[ - ]

Ladies and Gentlemen:

                  [___________________] (the "Purchasing Noteholder") intends to purchase from [___________________] the [designate note] (the "Note"), issued pursuant to that certain Indenture (the "Indenture"), dated as of _________, 2002, among CPL Transition Funding LLC, as note issuer (the "Note Issuer"), and U.S. Bank National Association, a national banking association, as trustee (the "Indenture Trustee") and that certain Issuance Certificate, dated as of _______, 2002 (the "Issuance Certificate") among the Note Issuer and the Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and, if not defined therein, as defined in the Issuance Certificate.

                  In connection with the proposed transfer, the Purchasing Noteholder represents and warrants to the Note Issuer and the Indenture Trustee that on _________ [insert date of transfer], the Purchasing Noteholder is either:

                  (a) a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), or

                  (b) an "institutional accredited investor" as described in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

                                       Very truly yours,

                                       [PURCHASING NOTEHOLDER]

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT E

                           ERISA REPRESENTATION LETTER

                                                                          [Date]

U.S. Bank National Association,
    as Indenture Trustee
    400 North Michigan Avenue, 2nd Floor
    ILWB0410
    Chicago, Illinois 60611

CPL Transition Funding LLC,
    as Note Issuer
    c/o American Electric Power Company, Inc.
    1 Riverside Plaza,
    Columbus, Ohio 43215

         Re: CPL Transition Funding LLC Transition Notes - Series [ ], Class
[ - ]

Ladies and Gentlemen:

                  [___________________] (the "Purchasing Noteholder") intends to purchase from [___________________] the [designate note] (the "Note"), issued pursuant to that certain Indenture (the "Indenture"), dated as of _________, 2002, among CPL Transition Funding LLC, as note issuer (the "Note Issuer"), and U.S. Bank National Association, a national banking association, as trustee (the "Indenture Trustee") and that certain Issuance Certificate, dated as of _______, 2002 (the "Issuance Certificate") among the Note Issuer and the Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and, if not defined therein, as defined in the Issuance Certificate.

                  In connection with the proposed transfer, the Purchasing Noteholder represents and warrants to the Note Issuer and the Indenture Trustee that the Purchasing Noteholder is not, and on _________ [insert date of transfer] will not be, and on such date will not be investing the funds of, (a) an "employee benefit plan" as defined in and subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) a "plan" as defined in and subject to section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code.

                                       Very truly yours,

                                       [PURCHASING NOTEHOLDER]

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                   APPENDIX A

                                   DEFINITIONS

                  This is Appendix A to the Indenture.

     A. Defined Terms. As used in the Sale Agreement, the Indenture, the LLC Agreement, the Servicing Agreement, Issuance Certificate, any Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:

                  "Act" is defined in Section 11.03 of the Indenture.

                  "Actual TC Collections" means, with respect to Billed TCs in any Reconciliation Period, the amount of such Billed TCs less Net TC Write-Offs calculated for such Reconciliation Period.

                  "Addition Notice" means, with respect to the transfer of Subsequent Transition Property to the Note Issuer pursuant to Section 2.02 of the Sale Agreement, notice, which shall be given by the Seller to the Note Issuer and the Rating Agencies not later than 10 days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Transition Property.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Office" means the office of the Note Issuer maintained pursuant to Section 3.02 of the Indenture.

                  "Amendatory Tariff" means a revision to service riders or any other notice filing filed with the PUCT in respect of a Tariff pursuant to a True-Up Adjustment.

                  "Annual Accountant's Report" is defined in Section 3.04 of the Servicing Agreement.

                  "Annual True-Up Adjustment" means each adjustment to the Transition Charges made pursuant to the terms of the related Tariff in accordance with Section 4.01(b)(i) of the Servicing Agreement.

                  "Annual True-Up Adjustment Date" means the first billing cycle of February of each year, commencing in February 2003.

                  "Applicable REP" means, with respect to each Customer taking service from an REP, the REP, if any, providing consolidated billing to that Customer which includes billing of Transition Charges.

                  "Application" means the Application of CPL for a Financing Order to securitize regulatory assets and other qualified costs filed by CPL with the PUCT dated October 18, 1999 pursuant to the Securitization Law, or any subsequent similar Application of CPL.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.

                  "Basic Documents" means the Sale Agreement, the Indenture, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, any Intercreditor Agreement, each Swap Agreement, each Series Supplement, each Issuance Certificate, each Letter of Representations, each Underwriting Agreement and all other documents and certificates delivered in connection therewith.

                  "Benefit Plan" means, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such person, or to which contributions by any such Person are or were at any time during the past six years required to be made or under which such Person has or could have any liability or (b) is subject to the provisions of Title IV of ERISA.

                  "Billed TCs" is defined in Annex I to the Servicing Agreement.

                  "Billing Period" means the period created by dividing the calendar year into twelve consecutive periods of approximately twenty-one (21) Servicer Business Days.

                  "Bills" means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by CPL or REPs or to REPs by CPL on its own behalf and in its capacity as Servicer.

                  "Book-Entry Form" means, with respect to any Note or Series of Notes, that such Note or Series is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the applicable Issuance Certificate or Series Supplement, if any, pursuant to which such Note or Series was issued.

                  "Book-Entry Notes" means any Notes issued in Book-Entry Form; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are to be issued to the Holder of such Notes, such Notes shall no longer be "Book-Entry Notes".

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas, New York, New York, St. Paul, Minnesota or Chicago, Illinois are, or DTC is, authorized or required by law, regulation or executive order to remain closed.

                  "Calculation Period" means initially, the period commencing on the Closing Date and ending on the last billing cycle of January 2003 and, thereafter, each period of twelve Collection Periods ending immediately preceding the next Annual True-Up Adjustment Date; provided, that, if an Interim True-Up Adjustment is required, then the Calculation Period for such Interim True-Up Adjustment shall mean the period of six Collection Periods commencing with the period during which such Interim True-Up Adjustment is implemented and ending on the date immediately preceding the next Annual True-Up Adjustment Date.

                  "Capital Contribution" means the amount of cash contributed to the Note Issuer by CPL as specified in the LLC Agreement.

                  "Capital Subaccount" is defined in Section 8.02(a) of the Indenture.

                  "Certificate of Compliance" means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit B attached to the Servicing Agreement.

                  "Certificate of Formation" means the Certificate of Formation filed with the Secretary of State of the State of Delaware on October 28, 1999 pursuant to which the Note Issuer was formed.

                  "Claim" means a "claim" as defined in Section 101(5) of the Bankruptcy Code.

                  "Class" means, with respect to any Series of Notes, any one of the classes of Notes of that Series.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant" means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Bill" is defined in Annex I to the Servicing
Agreement.

                  "Closing Date" means February 7, 2002.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection Account" means the account established and maintained by the Indenture Trustee in accordance with Section 8.02(a) of the Indenture and any subaccounts contained therein.

                  "Collection Period" means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

                  "Consolidated REP Billing" means the billing option available to Customers served by an REP pursuant to which such REP will be responsible for billing and collecting all charges to such Customers, including the Transition Charges, in accordance with applicable PUCT Regulations.

                  "Corporate Trust Office" means with respect to the Indenture Trustee, an office at which at any particular time the corporate trust business of the Indenture Trustee shall be administered, which office at the Closing Date is located at 400 North Michigan Avenue, 2nd Floor, Chicago, IL 60611,
Attention: Melissa Rosal or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Note Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Holders and the Note Issuer).

                  "Covenant Defeasance Option" is defined in Section 4.01(b) of the Indenture.

                  "CPL" means Central Power and Light Company, a Texas corporation, and any of its permitted successors or assigns.

                  "Customers" means all existing and future retail customers of CPL and all other existing and future retail customers who are obligated to pay Transition Charges pursuant to any Financing Order or any Tariff.

                  "Daily Remittance" is defined in Section 6.11(a) of the Servicing Agreement.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section
5.01 of the Indenture.

                  "Definitive Notes" means Notes issued in definitive form in accordance with Section 2.13 of the Indenture.

                  "Delaware Financing Statements" means one or more Uniform Commercial Code financing statements to be filed in the appropriate filing office in the State of Delaware.

                  "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

                  "Depositing REP" means a REP who provides a cash deposit pursuant to a Section 3.05(e) of the Servicing Agreement.

                  "DTC" means The Depository Trust Company or any successor thereto.

                  "Eligible Account" means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                  "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or a subsidiary thereof; provided that an account with the Indenture Trustee or a subsidiary thereof will only be an Eligible Deposit Account if it is a segregated trust account or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA by Standard & Poor's and A2 by Moody's, and if rated by Fitch, AAA by Fitch or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

                  "Eligible Investments" mean instruments or investment property which evidence:

         (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

         (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of depository institutions meeting the requirements of clause (b) of the definition of Eligible Institution;

         (c) commercial paper (other than commercial paper of CPL or any of its Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies from which a rating is available in the highest investment category granted thereby;

         (d) investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody's, Standard & Poor's and Fitch, if rated by Fitch;

         (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with depository institutions or trust companies meeting the requirements of clause (b) of the definition of Eligible Institutions; and

         (f) any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable. Notwithstanding the foregoing, any securities or investments which mature in 32 days or more shall not be "Eligible Investments" unless the issuer thereof has a long-term unsecured debt rating of at least A1 from Moody's and A+ from S&P, any securities or investments described in clauses (b) through (f) above which have maturities of less than or equal to three months shall not be "Eligible Investments" unless the issuer thereof has a long-term and short-term unsecured debt rating of at least A1/P-1 from Moody's and any securities or investments described in clauses (b) through (f) above which have maturities of more than three months shall not be an "Eligible Investment" unless the issuer thereof has a long-term and short-term unsecured debt rating of at least Aa3/P-1 from Moody's.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means with respect to any Person at any time, each trade or business (whether or not incorporated) that would, at that time, be treated together with such Person as a single employer under Section 401 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

                  "Estimated TC Collections" means the sum of the payments in respect of Transition Charges which are deemed to have been received by the Servicer, directly or indirectly (including through an REP), from or on behalf of Customers, calculated in accordance with Annex I of the Servicing Agreement.

                  "Event of Default" is defined in Section 5.01 of the Indenture.

                  "Excess Remittance" means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated TC Collections remitted to the Collection Account during such Reconciliation Period exceed Actual TC Collections received by the Servicer during such Reconciliation Period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expected Amortization Schedule" means Schedule 4.01(a) to the Servicing Agreement, as the same may be amended from time to time.

                  "Expected Final Payment Date" means, with respect to each Series or, if applicable, each Class of Notes, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "Federal Book-Entry Regulations" means 31 C.F.R. Part 357 et seq. (Department of Treasury).

                  "Federal Book-Entry Securities" means securities issued in book-entry form by the United States Treasury.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

                  "FERC" means the Federal Energy Regulatory Commission or any successor thereto.

                  "Final" means, with respect to any Financing Order, that such Financing Order has become final, is not being appealed and that the time for filing an appeal therefrom has expired.

                  "Final Maturity Date" means, with respect to any Series or Class of Notes, the Final Maturity Date therefor, as specified in the related Issuance Certificate or Series Supplement, if any.

                  "Financial Asset" means "financial asset" as set forth in
Section 8-102(a)(9) of the NY UCC.

                  "Financing Order" means, as the context may require, (i) the Initial Financing Order and/or (ii) any Subsequent Financing Order.

                  "Fitch" means Fitch Ratings or any successor thereto.

                  "Floating Rate Notes" means any Series or Class of Notes that accrues interest at a variable rate determined as described in the related Issuance Certificate or Series Supplement, if any.

                  "General Subaccount" is defined in Section 8.02(a) of the Indenture.

                  "Global Note" means a Note evidencing all or any part of a Series of Notes to be issued to the Holders thereof in Book-Entry Form, which Global Note shall be issued to the Clearing Agency, or its nominee, for such Series, in accordance with Section 2.11 of the Indenture and the applicable Issuance Certificate or Series Supplement, if any, pursuant to which the Note is issued.

                  "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Note Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Note Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

                  "Indenture" means the Indenture, dated as of February 7, 2002, between the Note Issuer and the Indenture Trustee as originally executed and, as from time to time supplemented or amended by one or more Issuance Certificates or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Notes established thereunder.

                  "Indenture Trustee" means U.S. Bank National Association, a national banking association, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Note Issuer, any other obligor on the Notes, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Note Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and
(c) is not connected with the Note Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Independent Manager" is defined in Section 4.01 of the LLC Agreement.

                  "Indirect Participant" means a securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

                  "Initial Financing Order" means the Final Financing Order dated March 27, 2000 issued by the PUCT pursuant to the Securitization Law, Docket No. 21528.

                  "Initial Tariff" means the initial Tariff filed with the PUCT to evidence the Transition Charges pursuant to the Initial Financing Order.

                  "Initial Transition Property" means all Transition Property created in favor of the Note Issuer pursuant to the Initial Financing Order, including the right to impose, collect and receive the Transition Charges authorized in the Initial Financing Order.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insolvency Law" means any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect.

                  "Intercreditor Agreement" means any such intercreditor agreement that CPL, as Seller, enters into with the investors in any future accounts receivable or similar financing arrangement and the Indenture Trustee substantially similar to the form of intercreditor agreement filed as an exhibit to the Registration Statement.

                  "Interim True-Up Adjustment" means each adjustment to the Transition Charges made pursuant to the terms of the related Tariff and in accordance with Section 4.01(b)(iii) of the Servicing Agreement.

                  "Interim True-Up Adjustment Date" means the first billing cycle of January and of July of each year, commencing in January 2003.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Investment Earnings" means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

                  "Issuance Advice Letter" means any Issuance Advice Letter filed with the PUCT pursuant to the Securitization Law with respect to any Transition Charges.

                  "Issuance Certificate" means a certificate executed by an Authorized Officer of the Note Issuer in accordance with the terms of the Sale Agreement and delivered to the Indenture Trustee under Section 2.01 of the Indenture substantially in the form attached as Exhibit B to the Indenture.

                  "Issuer Order" and "Issuer Request" mean a written order or request signed in the name of the Note Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

                  "Legal Defeasance Option" is defined in Section 4.01(b) of the Indenture.

                  "Letter of Representations" means any applicable agreement among the Note Issuer, the Indenture Trustee and the applicable Clearing Agency, with respect to such Clearing Agency's rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

                  "LLC Act" means the Delaware Limited Liability Company Act, as amended.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of CPL Transition Funding LLC, dated as of February 7, 2002, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Manager" means each manager of the Note Issuer under the LLC Agreement.

                  "Member" has the meaning specified in the first paragraph of the LLC Agreement.

                  "Minimum Denomination" means, with respect to any Note, the minimum denomination therefor specified in the applicable Issuance Certificate or Series Supplement, if any, which minimum denomination shall be not less than $1,000, except for one note of each class which may be of smaller denomination, and, except as otherwise provided in such Issuance Certificate or Series Supplement, if any, integral multiples thereof.

                  "Monthly Servicer's Certificate" means a certificate, substantially in the form of Exhibit A to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 3.01(b)(i) of the Servicing Agreement.

                  "Moody's" means Moody's Investors Service or any successor thereto.

                  "Net TC Write-Offs" means, for any Reconciliation Period, an amount equal to the product of (i) the Net Write-Off Percentage for such period times (ii) total Billed TCs attributable to such Reconciliation Period.

                  "Net Write-Off Percentage" for any Reconciliation Period means the Servicer's actual system wide charge-off percentage, as adjusted for recoveries on previously written-off bills.

                  "Non-Standard True-Up Adjustment" means any special adjustment to the Transition Charges to reallocate the amounts of such Transition Charges among TC Customer Classes pursuant to the terms of the related Tariff under the heading "Non-Standard True-Up Procedure" and in accordance with Section 4.01(b)(ii) of the Servicing Agreement.



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

                  "Non-Standard True-Up Adjustment Date" means the earlier of
(i) the date revised Transition Charges are approved and effective pursuant to a final order of the PUCT in the related Non-Standard True-Up Adjustment proceeding and (ii) the first billing cycle of February of the applicable year, commencing in February 2003.

                  "Note Collateral" has the meaning specified in the Granting Clause of the Indenture.

                  "Note Depository" means the depositary from time to time selected by the Indenture Trustee on behalf of the Note Issuer in whose name the Notes are registered prior to the issuance of Definitive Notes. The initial Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

                  "Note Interest Rate" means, with respect to any Series or Class of Notes, the rate at which interest accrues on the Notes of such Series or Class, as specified in the related Issuance Certificate or Series Supplement, if any.

                  "Note Issuer" means CPL Transition Funding LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

                  "Note Owner" means with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

                  "Note Register" means the register maintained pursuant to
Section 2.05 of the Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

                  "Note Registrar" means the registrar at any time of the Note Register, appointed pursuant to Section 2.05 of the Indenture.

                  "Notes" means one or more Series of Transition Notes authorized by the Initial Financing Order and any Subsequent Financing Order and issued under the Indenture.

                  "Notice of Default" is defined in Section 5.01 of the Indenture.

                  "NY UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Officer's Certificate" means a certificate signed by a Responsible Officer of the Note Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Responsible Officer of the party delivering such certificate.



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

                  "Operating Expenses" means all unreimbursed fees, costs and expenses of the Note Issuer, including all amounts owed by the Note Issuer to the Indenture Trustee, any Manager, the Servicing Fee, legal and accounting fees, Rating Agency fees, costs and expenses of the Note Issuer and CPL and any franchise taxes owed on investment income in the Collection Account.

                  "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

                  "Optional Redemption Date" means, with respect to any Series of Notes, the Payment Date specified for the redemption of the Notes of such Series pursuant to Section 10.01 of the Indenture.

                  "Optional Redemption Price" is defined in Section 10.01 of the Indenture.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

         (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, made); and

         (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Note Issuer, any other obligor upon the Notes, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Note Issuer, any other obligor upon the Notes, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.



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

                  "Outstanding Amount" means the aggregate principal amount of all Notes or, if the context requires, all Notes of a Series or Class, Outstanding at the date of determination.

                  "Overcollateralization Subaccount" is defined in Section 8.02(a) of the Indenture.

                  "Paying Agent" means with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Notes pursuant to the Indenture.

                  "Payment Date" means, with respect to any Series or Class of Notes, the dates specified in the related Issuance Certificate or the Series Supplement, if any, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

                  "Periodic Billing Requirement" means, for any Calculation Period, the aggregate amount of Transition Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirements on or before the end of the Collection Period immediately preceding the next Annual True-Up Adjustment Date.

                  "Periodic Interest" means, with respect to any Payment Date and any Series of Notes, the periodic interest for such Payment Date and Series as specified in the related Issuance Certificate or Series Supplement, if any.

                  "Periodic Payment Requirement" for any Calculation Period means the total dollar amount of TC Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such period (after giving effect to the allocation and distribution of amounts on deposit in the Reserve Subaccount at the time of calculation and which will be available for payments on the Notes at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (1) all accrued and unpaid interest on the Notes then due shall have been paid in full, (2) the Outstanding Amount of the Notes is equal to the Projected Unrecovered Balance,
(3) the balance on deposit in the Overcollateralization Subaccount equals the aggregate Required Overcollateralization Level, (4) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (5) all other fees and expenses due and owing and required or allowed to be paid under
Section 8.02 of the Indenture as of such date shall have been paid in full; provided that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the last Expected Final Payment Date for any Notes, the Periodic Payment Requirements shall be calculated to ensure that sufficient Transition Charges will be collected to retire such Notes in full as of the earlier of (x) the Payment Date preceding the next Annual True-Up Adjustment Date and (y) the Final Maturity Date for such Notes.

                  "Periodic Principal" means, with respect to any Payment Date and any Series of Notes, the excess, if any, of the Outstanding Amount of such Series of Notes over the outstanding Unrecovered Balance specified for such Payment Date on the Expected Amortization Schedule.

                  "Permitted Lien" means the Lien created by the Indenture.



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

                  "Permitted Successor" is defined in Section 5.02 of the Sale Agreement.

                  "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Projected Unrecovered Balance" means, as of any Payment Date, the sum of the projected outstanding principal amount of each Series of Notes for such Payment Date set forth in the Expected Amortization Schedule.

                  "PUHCA Order" means the order of the SEC dated December 30, 1997 (Release No. 35-26811), as amended by the supplemental order dated April 20, 2000 (Release No. 35-27168).

                  "PUCT" means the Public Utility Commission of Texas, or any successor thereto.

                  "PUCT Regulations" means the regulations, including proposed or temporary regulations, promulgated under the Utilities Code.

                  "Qualified Costs" means all qualified costs as defined in
Section 39.302 of the Utilities Code.

                  "Rating Agency" , with respect to any Series of Notes, means any of Moody's, Standard & Poor's or Fitch which provides a rating with respect to such Series of Notes. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Note Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, the notification in writing to each Rating Agency of such action, and written confirmation from S&P and Fitch to the Servicer, the Indenture Trustee and the
Note Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Series or Class of Notes.

                  "Reconciliation Period" means, with respect to any Collection Period, the twelve-month period ending the first day of such Collection Period; provided, that the initial Reconciliation Period shall commence on the Closing Date and that a shorter Reconciliation Period may be established pursuant to
Section 8.01(b) of the Servicing Agreement.



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

                  "Record Date" means, with respect to a Payment Date or Redemption Date, in the case of Definitive Notes, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date or Redemption Date occurs, and in the case of Book Entry Notes, one Business Day prior to the applicable Payment Date or Redemption Date.

                  "Registered Holder" means the Person in whose name a Note is registered on the Note Register.

                  "Registration Statement" means the registration statement, Form S-3 Registration No. 333-91273, filed with the SEC for registration under the Securities Act relating to the offering and sale of the Notes, and including all amendments thereto.

                  "Remittance Shortfall" means the amount, if any, calculated for a particular Reconciliation Period, by which Actual TC Collections received by the Servicer during such Reconciliation Period exceed all Estimated TC Collections remitted to the Collection Account during such Reconciliation Period.

                  "REP" means a retail electric provider as defined in Section 31.002(17) of the Utilities Code and shall include any REP that acts as the provider of last resort.

                  "REP Credit Requirements" means the credit and collection policies applicable to REPs under the Financing Order, Tariffs and other PUCT Regulations.

                  "REP Deposit Accounts" is defined in Section 8.02(g) of the Indenture.

                  "REP Deposit Requirements" means the deposit, credit rating and alternative credit support requirements applicable to REPs under the Financing Order, Tariffs and other PUCT Regulations.

                  "REP Service Agreement" means an agreement between an REP and CPL for the provision of consolidated billing by such REP to customers in accordance with PUCT Regulations, the terms of any Tariffs and the terms of any delivery service tariffs filed by CPL under the Utilities Code.

                  "REP Remittance Requirement" means, with respect to any Third-Party Collector, the requirement that such Third-Party Collector remit Transition Charges to the Servicer within a prescribed number of days of billing by the Servicer in accordance with the terms of the applicable Tariffs.

                  "Required Capital Level" means, with respect to each Series of Notes, an amount equal to 0.50% of the initial principal amount of such Series, deposited into the Capital Subaccount by the Member prior to or upon the issuance of such Series.

                  "Required Overcollateralization Level" means, as of any Payment Date with respect to any Series, the amount required to be on deposit in the Overcollateralization Subaccount as specified in the applicable Issuance Certificate or Series Supplement, if any, but not less than, as of the Expected Final Payment Date for such Series, 0.50% of the initial Outstanding Amount thereof.



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

                  "Requirement of Law" means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

                  "Reserve Subaccount" is defined in Section 8.02(a) of the Indenture.

                  "Responsible Officer" means with respect to (a) the Note Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, Assistant Vice President, Secretary or Assistant Treasurer, Trust Officer or any other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer's knowledge and familiarity with the particular subject); (c) any corporation, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

                  "Restricted Plan" means (a) an "employee benefit plan" as defined in and subject to Title I of ERISA, (b) a "plan" as defined in and subject to section 4975 of the Code, (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code.

                  "Retirement of the Notes" means any day on which the final distribution is made to the Indenture Trustee in respect of the last Outstanding Notes.

                  "Sale Agreement" means the Transition Property Purchase and Sale Agreement, dated as of February 7, 2002, between CPL and the Note Issuer, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Scheduled Payment Date" is defined in the applicable Issuance Certificate or Series Supplement, if any, with respect to each Series or Class of Notes.

                  "SEC" means the Securities and Exchange Commission.

                  "Secretary of State" means the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as the case may be, or any Governmental Authority succeeding to the duties of such offices.

                  "Securities Account" means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).

                  "Securities Act" means the Securities Act of 1933, as amended.



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

                  "Securities Intermediary" means the Indenture Trustee solely in the capacity of a "securities intermediary" as defined in the NY UCC and Federal Book-Entry Regulations.

                  "Securitization Law" means Subchapter G of the Utilities Code.

                  "Security Entitlement" means "security entitlement" (as defined in Section 8-102(a)(17) of the NY UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.

                  "Seller" is defined in Section 1.01 of the Sale Agreement.

                  "Series" means each series of Notes issued and authenticated pursuant to the Indenture and a related Issuance Certificate or Series Supplement, if any.

                  "Series Issuance Date" means, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the related Issuance Certificate or Series Supplement, if any.

                  "Series Supplement" means an indenture supplemental to the Indenture that authorizes the issuance of a particular Series of Notes.

                  "Servicer" means CPL, as Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.

                  "Servicer Business Day" means any day other than a Saturday, Sunday or holiday on which the Servicer maintains normal office hours and conducts business.

                  "Servicer Default" is defined in Section 7.01 of the Servicing Agreement.

                  "Servicer's Certificate" means a certificate, substantially in the form of Exhibit C to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 4.01(c)(ii) of the Servicing Agreement.

                  "Servicing Agreement" means the Transition Property Servicing Agreement, dated as of February 7, 2002, between the Note Issuer and CPL, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Servicing Fee" means the fee payable to the Servicer on each Payment Date for services rendered during the period from, but not including, the preceding Payment Date to and including the current Payment Date, determined pursuant to Section 6.06 of the Servicing Agreement.

                  "Servicing Standard" means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Transition Property, including TC Payments, and all other Note Collateral for the benefit of the Note Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements established by the PUCT for



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

collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.

                  "Special Member" is defined in Section 1.02 of the LLC Agreement.

                  "Special Payment" means with respect to any Series or Class of Notes, any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Notes of such Series or Class (including, with respect to Floating Rate Notes only, a payment under any Swap) that is not actually paid within five days of the Payment Date applicable thereto.

                  "Special Payment Date" means the date on which a Special Payment is to be made by the Indenture Trustee to the Holders.

                  "Special Record Date" means with respect to any Special Payment Date, the close of business on the 15th day (whether or not a Business
Day) preceding such Special Payment Date.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "State" means any one of the 50 states of the United States of America or the District of Columbia.

                  "State Pledge" means the pledge of the State of Texas as set forth in Section 39.310 of the Securitization Law.

                  "Subsequent Closing Date" means any date (other than the Closing Date) specified in an Issuance Certificate or Series Supplement, if any, under which Notes of any Series or Class are issued.

                  "Subsequent Creation Date" means any date on which Subsequent Transition Property is created in favor of CPL pursuant to a Subsequent Financing Order.

                  "Subsequent Financing Order" means a financing order (other than the Initial Financing Order) issued hereafter by the PUCT in favor of CPL.

                  "Subsequent Sale" means the sale of Initial Transition Property or Subsequent Transition Property after the Closing Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

                  "Subsequent Tariff" means a Tariff filed with the PUCT in connection with a Subsequent Financing Order.

                  "Subsequent Transfer Date" means any date on which a Subsequent Sale will be effective, specified in an Addition Notice.



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                  "Subsequent Transition Property" means Transition Property
(identified in the related Bill of Sale) sold by the Seller to the Note Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement.

                  "Successor Servicer" is defined in Section 3.07(e) of the Indenture.

                  "Swap" means an interest rate swap, cap, floor, collar or other hedging transaction that may be entered into by the Note Issuer in accordance with the Indenture for the purpose of managing interest rate risk with respect to a specified Series or Class of Floating Rate Notes that are being issued concurrently with the execution of the Swap.

                  "Swap Agreement" means an Interest Rate and Currency Exchange Agreement (including the Schedule and Confirmation thereto) entered into between the Note Issuer and a swap provider.

                  "Swap Counterparty" means the entity that is a party to a Swap with the Note Issuer.

                  "Swap Payment" means the payments made by the Note Issuer to the Swap Counterparty pursuant to any Swap, subject to any netting of payments provided in the applicable Swap.

                  "Swap Revenues" means the payments paid by a Swap Counterparty to the Note Issuer pursuant to any Swap, subject to any netting of payments provided in the applicable Swap.

                  "Tariff" means any rate tariff filed with the PUCT pursuant to the Securitization Law to evidence any Transition Charges.

                  "TC Collections" means Transition Charges received by the Servicer which are remitted to the Collection Account.

                  "TC Customer Class" means each customer class identified as a separate rate class in any Tariff.

                  "TC Payments" means the payments made by Customers based on the Transition Charges.

                  "Temporary Notes" means Notes executed, and upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Notes pursuant to Section 2.04 of the Indenture.

                  "Termination Notice" is defined in Section 7.01 of the Servicing Agreement.

                  "Texas UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas.



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

                  "Third-Party Collectors" means each third-party, including each Applicable REP, which, pursuant to any Tariff, any other tariffs filed with the PUCT, or any agreement with CPL, is obligated to bill and collect Transition Charges.

                  "Transition Charge" means any transition charge as defined in
Section 39.302(7) of the Securitization Law which is authorized by a Financing Order.

                  "Transition Property" means all transition property as defined in Section 39.302(8) of the Securitization Law created pursuant to a Financing Order and assigned to the Note Issuer, including the Initial Transition Property and any Subsequent Transition Property pursuant to the Sale Agreement. As used in the Basic Documents, unless the context requires otherwise, the term "Transition Property" when used with respect to CPL includes the contract rights of CPL that exist prior to the time that such rights are first transferred in connection with the issuance of the Notes, at which time they become transition property in accordance with Section 39.304 of the Securitization Law.

                  "Transition Property Notices" means transition property notices filed with the Secretary of State of Texas pursuant to Section 39.309 of the Securitization Law.

                  "Transition Property Records" is defined in Section 5.01 of the Servicing Agreement.

                  "Treasury Regulations" means the regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "True-Up Adjustment" means any Annual True-Up Adjustment, Interim True-Up Adjustment or Non-Standard True-Up Adjustment, as the case may be.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, unless otherwise specifically provided.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "Underwriters" means the underwriters who purchase Notes of any Series or Class from the Note Issuer and sell such Notes in a public offering.

                  "Underwriting Agreement" means the Underwriting Agreement, dated as of January 31, 2002 among CPL, the Underwriter party thereto, on its own behalf and as representative of the several underwriters named therein, and the Note Issuer, as the same may be amended, supplemented or modified from time to time.

                  "Unrecovered Balance" means, as of any Payment Date, the sum of the outstanding principal amount of each Series of Notes less the amount in the Reserve Subaccount available to make principal payments on such Series of Notes.



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

                  "Unregistered Notes" means any Notes not registered under the Securities Act or the securities laws of any other jurisdiction.

                  "Utilities Code" means the Texas Utilities Code, as amended from time to time.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

                  "Weighted Average Days Outstanding" means the weighted average number of days CPL's monthly bills to retail customers (or, following the advent of customer choice, monthly bills to REPs) remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement. The initial Weighted Average Days Outstanding shall be 35 days until updated pursuant to Section 4.01(b)(i) of the Servicing Agreement.

                  B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control. As used in the Basic Documents, the term "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings. All references to any Person shall include such Person's permitted successors.

                  C. Computation of Time Periods. Unless otherwise stated in any of the Basic Documents, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  D. Reference; Captions. The words "hereof", "herein" and "hereunder" and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; and references to "Section", "subsection", "Schedule" and "Exhibit" in any Basic Document are references to Sections, subsections, Schedules and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document. The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

                  E. The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.



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